EXHIBIT 10.1

                           CASTLE DENTAL CENTERS, INC.

                                   $7,500,000

                     12% Senior Subordinated Notes due 2002

                                       and

                      Series A Convertible Preferred Stock

                          SECURITIES PURCHASE AGREEMENT

                          Dated as of December 18, 1995
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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                             NO.

1. AUTHORIZATION OF ISSUE OF SECURITIES ...................................    1
         1A.  Senior Subordinated Notes ...................................    1
         1B.  Convertible Preferred Stock .................................    2

2. PURCHASE AND SALE OF SECURITIES ........................................    2
         2A.  Purchase and Sale ...........................................    2
         2B.  Closing .....................................................    2

3. CONDITIONS OF CLOSING ..................................................    3
         3A.  Opinion of Counsel to the Company and Castle PC .............    3
         3B.  Representations and Warranties ..............................    3
         3C.  Articles of Incorporation and By-laws .......................    3
         3D.  Purchase Permitted by Applicable Laws .......................    4
         3E.  Securityholders Agreement ...................................    4
         3F.  Registration Rights Agreement ...............................    4
         3G.  Management Agreement ........................................    4
         3H.  Compliance with Securities Laws .............................    4
         3I.  Proceedings .................................................    5
         3J.  No Adverse U.S. Legislation, Action or Decision .............    5
         3K.  Approval and Consents .......................................    5
         3L.  Material Changes ............................................    5
         3M.  Board Nominee ...............................................    6
         3N.  Use of Proceeds .............................................    6
         3O.  Bank Debt Agreement .........................................    6
         3P.  Accountant's Comfort Letter .................................    6
         3Q.  Certificate of Incorporation ................................    6
         3R.  [Intentionally Omitted] .....................................    6
         3S.  PC Stock Option Agreement ...................................    6
         3T.  Deferred Compensation Agreement .............................    7
         3U.  Completion of the Reorganization ............................    7
         3V.  Accounts Receivable Purchase Agreement ......................    7

4. PAYMENTS AND PREPAYMENTS OF THE SENIOR NOTES ...........................    7
         4A.  General 7
         4B.  Mandatory Payments and Prepayments of the Senior Subordinated
                Notes .....................................................    7
         4C.  Prepayments of the Senior Subordinated Notes upon a Change of
                Control ...................................................    8
         4D.  Optional Prepayments of the Senior Subordinated Notes .......    8
         4E.  Notice of Prepayments .......................................    9
         4F.  Mandatory Payments and Partial Prepayments Pro Rata .........    9

5. REQUIRED REDEMPTION AND OPTIONAL REDEMPTION OF THE CONVERTIBLE
     PREFERRED STOCK ......................................................    9
         5A.  Option of Holders to Put Convertible Preferred Stock
                upon a Change of Control ..................................    9
         5B.  Exercise of the Change of Control Put Option ................   10
         5C.  Put Option of Holders of Shares of Convertible Preferred
                Stock  upon the Absence of a Liquid Secondary Market ......   10
         5D.  Exercise of the Put Option ..................................   11
         5E.  Fair Market Value ...........................................   11
         5F.  Market Price ................................................   12
         5G.  Optional Redemption of the Convertible Preferred Stock ......   12
         5H.  Notice of Redemption ........................................   13

6. AFFIRMATIVE COVENANTS ..................................................   13
         6A.  Financial Statements ........................................   14
         6B.  Use of Proceeds .............................................   16
         6C.  Books and Records; Inspection of Property ...................   16
         6D.  Covenant to Secure Senior Subordinated Notes Equally ........   17
         6E.  Additional Covenants Pending the Closing ....................   17
         6F.  Stock to be Reserved ........................................   17
         6G.  Compliance With Laws, etc ...................................   17
         6H.  ERISA .......................................................   18
         6I.  Corporate Existence; Maintenance of Properties ..............   19
         6J.  Insurance ...................................................   19
         6K.  Further Assurances ..........................................   19
         6L.  Filing of Reports Under the Exchange Act ....................   19
         6M.  Securities Act Registration Statements ......................   20
         6N.  Notices of Certain Events ...................................   21
         6O.  Board Nominee ...............................................   21
         6P.  Listing of Common Stock .....................................   22
         6Q.  Environmental Laws ..........................................   22
         6R.  Additional Management Positions .............................   24
         6S.  Wind Up of Old PC ...........................................   24
         6T.  Guarantee By New PC .........................................   24
7. NEGATIVE COVENANTS .....................................................   24
         7A.  Financial Covenants .........................................   25
         7B.  Restrictions on Indebtedness and Repayment of Indebtedness ..   26
         7C.  Restrictions on Liens .......................................   27
         7D.  Restricted Payments .........................................   28
         7E.  Loans, Advances and Investments .............................   28
         7F.  Leases ......................................................   29
         7G.  Transactions With Affiliates ................................   29
         7H.  Merger ......................................................   29
         7I.  Disposition of Substantial Assets ...........................   30
         7J.  Sale of Stock and Debt of Subsidiaries ......................   30
         7K.  Certain Contracts ...........................................   30
         7L.  Conduct of Business .........................................   31
         7M.  No Amendments ...............................................   31
         7N.  Registration Rights .........................................   31
         7O.  Offering of Securities ......................................   31
         7P.  Compensation Arrangements ...................................   31

8. SUBORDINATION ..........................................................   32
         8A.  Subordinated Debt Subordinate to Senior Debt ................   32
         8B.  Suspension of Right to Receive Payments of Subordinated Debt    32
         8B(1). Failure to Pay Principal of or Interest on Senior Debt ....   32
         8B(2). Acceleration of Payment of Senior Debt or Subordinated Debt   33
         8B(3). Bankruptcy or Insolvency ..................................   34
         8C.  Rights of Holders of Senior Debt Not to Be Impaired .........   34
         8D.  Company's Obligation Unconditional ..........................   35
         8E.  Payments Held in Trust ......................................   35
         8F.  Subrogation .................................................   35
         8G.  Reliance by Holders on Final Order or Decree ................   36
         8H.  Legend ......................................................   36

9. EVENTS OF DEFAULT ......................................................   36
         9A.  General 36
         9B.  Other Remedies ..............................................   40

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CASTLE PC ...........   41
         10A. Organization, Qualification and Authority ...................   41
         10B. Financial Statements ........................................   42
         10C. Capital Stock and Related Matters ...........................   42
         10D. Actions Pending .............................................   43
         10E. Outstanding Debt; Defaults ..................................   43
         10F. Title to Properties .........................................   43
         10G. Taxes .......................................................   44
         10H. Conflicting Agreements ......................................   44
         10I. Offering of Securities ......................................   44
         10J. Broker's or Finder's Commissions ............................   45
         10K. Regulation G, etc ...........................................   45
         10L. Environmental Matters .......................................   45
         10M. ERISA .......................................................   46
         10N. Possession of Franchises, Licenses, etc .....................   46
         10O. Patents, etc ................................................   47
         10P. Holding Company and Investment Company Status ...............   47
         10Q. Governmental Consents .......................................   47
         10R. Insurance Coverage ..........................................   48
         10S. Subsidiaries ................................................   48
         10T. Disclosure ..................................................   48
         10U. Related Party Transactions ..................................   48
         10V. Registration Rights .........................................   49
         10W. Absence of Foreign or Enemy Status ..........................   49
         10X. Agreements with Affiliates ..................................   49
         10Y. Convertible Preferred Stock and Equity of the Company .......   49

11. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS .......................   49

12. DEFINITIONS ...........................................................   50

13. MISCELLANEOUS .........................................................   60
         13A. Home Office Payment .........................................   60
         13B. Indemnification .............................................   61
         13C. Consent to Amendments .......................................   62
         13D. Form, Registration, Transfer and Exchange of Senior
                Subordinated Notes; Lost Senior Subordinated Notes ........   63
         13E. Provisions Applicable if any of the Securities are Sold .....   63
         13F. Restrictive Legends .........................................   64
         13G. Persons Deemed Owners .......................................   64
         13H. Survival of Representations and Warranties ..................   64
         13I. Successors and Assigns ......................................   64
         13J. Notices .....................................................   65
         13K. Descriptive Headings ........................................   65
         13L. GOVERNING LAW; CONSENT TO JURISDICTION ......................   65
         13M. Delay Fees ..................................................   66
         13N. Remedies ....................................................   66
         13O. Entire Agreement ............................................   66
         13P. Severability ................................................   67
         13Q. Amendments ..................................................   67
         13R. Payment Date ................................................   67
         13S. WAIVER OF TRIAL BY JURY .....................................   67
         13T. Counterparts ................................................   67

                                    EXHIBITS

Exhibit A    Form of Senior Subordinated Notes and Interest Notes
Exhibit B    Form of PC Guarantee
Exhibit C    Form of Certificate of Incorporation
Exhibit D-1  Form of Opinion of Counsel to the Company and Castle PC
Exhibit D-2 Form of Opinion of Special Counsel to the Company and Castle PC Exhibit D-3 Form of Risk Analysis Letter
Exhibit E    Form of Management Agreement
Exhibit F    Form of Registration Rights Agreement
Exhibit G    Form of Securityholders Agreement
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To the Investors named on the signature pages hereto:

                The undersigned, CASTLE DENTAL CENTERS, INC. (the "COMPANY"), a Delaware corporation, Jack H. Castle, D.D.S., P.C. ("New PC"), a Texas professional corporation, JHCDDS, Inc. ("Old PC" and collectively with New PC, "Castle PC"), a Texas professional corporation, and each of the investors named on the signature pages hereto (the "INVESTORS"), hereby agree as follows:

                1.      AUTHORIZATION OF ISSUE OF SECURITIES.

                1A. SENIOR SUBORDINATED NOTES. The Company will authorize the issuance, sale and delivery to the Investors of its senior subordinated notes ("SENIOR SUBORDINATED NOTES" and individually called a "SENIOR SUBORDINATED NOTE") in the aggregate principal amount of $7,500,000, to be dated the date of issue thereof, to mature (subject to Section 4 hereof) December 18, 2002 and to bear interest on the unpaid balances thereof from the date thereof at the rate of 12% per annum until the principal thereof shall become due and payable. Such Senior Subordinated Notes shall be substantially in the form of Exhibit A attached hereto. Interest will be payable quarterly in arrears in cash on the last day of March, June, September and December in each year, commencing on March 31, 1996; PROVIDED, HOWEVER, that the Company may, subject to the consent of the holders of the Senior Subordinated Notes, which consent may be withheld in the sole discretion of the holders of the Senior Subordinated Notes issue interest notes ("INTEREST NOTES" and individually called an "INTEREST NOTE") in lieu of a cash payment of any or all interest due during such period. Such Interest Notes shall be substantially in the form of Exhibit A attached hereto. For purposes of this Agreement, all references to the Senior Subordinated Notes shall be deemed to include any and all Interest Notes. The Senior Subordinated Notes shall bear a legend on their face, indicating that the Senior Subordinated Notes have been issued with original issue discount and the name and address of the Company's representative who, upon the request of a holder, can supply information about such original issue discount.

                1B. CONVERTIBLE PREFERRED STOCK. The Company will also authorize the issuance, sale and delivery to the Investors of 1,244,737 shares of its Series A Convertible Preferred Stock, par value $.001 per share, (herein called the "CONVERTIBLE PREFERRED STOCK", and the Senior Subordinated Notes and the Convertible Preferred Stock shall be referred to herein collectively as the "SECURITIES"). The powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Convertible Preferred Stock are set forth in the Certificate of Incorporation of the Company in the form of Exhibit C attached hereto (the "CERTIFICATE OF INCORPORATION").

                2.      PURCHASE AND SALE OF SECURITIES.

                2A. PURCHASE AND SALE. The Company hereby agrees to sell to the Investors and, subject to the terms and conditions herein set forth, the Investors severally agree to purchase from the Company, the securities set forth opposite the name of each of the Investors on the Signature pages hereof. The parties hereby agree that (a) the aggregate purchase price for the Senior Subordinated Notes is $7,498,755.26 and (b) the aggregate purchase price for the Convertible Preferred Stock is $1,244.74.

                2B. CLOSING. The purchase and delivery of the Securities to be purchased by the Investors shall take place at a closing (the "CLOSING") at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at 10:00 a.m., local time, on December 18, 1995 (or at such other time and place or on such other Business Day thereafter as the parties hereto shall agree) (herein called the "CLOSING DATE"). On the Closing Date, the Company will deliver the Securities to be purchased by the Investors payable to or registered in the names of the Investors and/or the Investors' nominees or other designees specified on the signatures pages hereof in the amounts set forth opposite the name of the Investors on the signature pages hereof, against receipt of the purchase price therefor by wire transfer to NationsBank Texas, Houston, Texas, ABA #: 111000025, Account #: 2664811824,
Reference: Castle Dental Centers, Inc. If at the Closing, the Company shall, in breach of this Agreement, fail to tender to the Investors any of the Securities to be purchased by them or if any of the conditions specified in Section 3 hereof shall not have been satisfied or waived by the Investors, the Investors shall, at their election, be relieved of all further obligations under this Agreement without thereby waiving any other rights they may have by reason of such failure or such non-fulfillment. Notwithstanding anything to the contrary, the obligation of the Company to deliver any Securities to any Investor at the Closing shall be conditioned on its concurrent receipt of the purchase price of all of the Securities from the Investors.

                3. CONDITIONS OF CLOSING. The Investors' obligation to purchase and pay for the Securities to be purchased by them hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                3A. OPINION OF COUNSEL TO THE COMPANY AND CASTLE PC. The Investors shall have received from (i) Bracewell & Patterson, L.L.P., counsel to the Company and Castle PC, a legal opinion addressed to the Investors and dated the Closing Date, substantially in the form of Exhibit D-1 attached hereto and
(ii) from Jenkens & Gilchrist, special counsel to the Company and Castle PC, a legal opinion and Risk Analysis Letter addressed to the Investors in the form of Exhibit D-2 and D-3, respectively attached hereto. Such opinions shall also cover such other matters incident to the matters herein contemplated as the Investors may reasonably request, including the form of all papers and the validity of all proceedings.

                3B. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Section 10 hereof and those otherwise made in writing by or on behalf of the Company or Castle PC and contained in any document, certificate or other written statement provided to the Investors, in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; all of the covenants and obligations of the Company hereunder to be performed or observed on or prior to the Closing shall have been duly performed or observed; there shall exist on the Closing Date and after giving effect to such transactions no Default or Event of Default; and the Company and Castle PC shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to the foregoing effects.

                3C. ARTICLES OF INCORPORATION AND B--LAWS. The Investors shall have received certificates, dated the Closing Date, of the Secretary of the Company and its Subsidiaries attaching (i) true and complete copies of the Articles of Incorporation of the Company and its Subsidiaries as filed with the appropriate state officials of its jurisdiction of incorporation with all amendments thereto, (ii) true and complete copies of the By-laws of the Company and its Subsidiaries in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdiction of incorporation of the Company and its Subsidiaries and of each state in which each of the Company and its Subsidiaries is required to be qualified to do business as a foreign corporation, (iv) resolutions of the Board of Directors of the Company authorizing (a) the execution, delivery and performance of the Related Documents, (b) the issuance and delivery of the Securities and (c) the reservation for issuance of a sufficient number of shares of Common Stock into which the Convertible Preferred Stock may be exercised to permit such exercise,
(v) resolutions of the Board of Directors of Castle PC authorizing the execution, delivery and performance of the Related Documents to which it is a party, and (vi) certificate as to the incumbency of the officers of the Company and Castle PC executing this Agreement or any other Related Documents.

                3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Securities shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the Investors to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Investors shall have received such certificates or other evidence as they may request to establish compliance with this condition.

                3E. SECURITYHOLDERS AGREEMENT. The Investors shall have received a fully executed counterpart of the Securityholders Agreement and such Securityholders Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                3F. REGISTRATION RIGHTS AGREEMENT. The Investors shall have received a fully executed counterpart of the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                3G. MANAGEMENT AGREEMENT. The Investors shall have received a fully executed counterpart of the Management Agreement and such Management Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                3H. COMPLIANCE WITH SECURITIES LAWS. The offering and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws, and the Investors shall have received evidence of such compliance in form and substance satisfactory to them.

                3I. PROCEEDINGS. All required corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                3J. NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Investors' reasonable judgment, would materially and adversely affect their investment in the Securities. There shall be no action, suit, investigation or proceeding, pending or threatened, against or affecting the Company, its Subsidiaries or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by any of the Related Documents or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction, and there shall be no valid basis for any such action, proceeding or investigation.

                3K. APPROVAL AND CONSENTS. The Company and Castle PC shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities necessary or advisable for the issuance of the Securities and the consummation of the transactions contemplated hereby and by the Related Documents, and all thereof shall be in full force and effect at the time of the Closing. The Company and Castle PC shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

                3L. MATERIAL CHANGES. Since December 31, 1994 there shall not have been any changes in the business of the Company or any of its Subsidiaries which have or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, nor shall there have been any development or discovery or any material contingency or other liability which could have such effect. There shall exist no defaults under the provisions of any instrument evidencing Indebtedness of the Company or any of its Subsidiaries and the Company and Castle PC shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

                3M. BOARD NOMINEE. The Board of Directors of the Company shall be constituted as contemplated by Section 3.1 of the Securityholders Agreement and the nominee designated by the Investors shall have been appointed to the Board of Directors effective upon the Closing.

                3N. USE OF PROCEEDS. The Investors shall have received evidence in form and substance reasonably satisfactory to them with respect to the use of proceeds by the Company in accordance with paragraph 6B.

                3O. BANK DEBT AGREEMENT. All of the conditions precedent to the execution, delivery and performance of the Bank Debt Agreement shall have been satisfied or waived in writing by the Bank and the Bank Debt Agreement shall be in full force and effect. The Investors shall have received (i) a copy of any waiver referred to in this paragraph 3O and (ii) an Officer's Certificate, dated the Closing Date, to the effect that no default or event of default exists under the Bank Debt Agreement and that the only condition precedent to the consummation of the transactions contemplated by the Bank Debt Agreement is contained in Section 6.01(k) thereof.

                3P. ACCOUNTANT'S COMFORT LETTER. The Investors shall have received from Coopers & Lybrand a procedures letter dated the Closing Date, in form and substance satisfactory to the Investors.

                3Q. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and the Investors shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching a true and complete copy of the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware. 3R. [Intentionally Omitted] 3S. PC STOCK OPTION AGREEMENT. The Investors shall have received a fully executed counterpart of the PC Stock Option Agreement and such Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived. 3T. DEFERRED COMPENSATION AGREEMENT. The Investors shall have received a fully executed counterpart of the Deferred Compensation Agreement and such Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived. 3U. COMPLETION OF THE REORGANIZATION. The Company shall have (i) merged with Family Dental Services of Texas, Inc.; and the Company shall be the surviving corporation and (ii) acquired all of the capital stock of Old PC pursuant to the terms of the Stock Purchase Agreement. 3V. ACCOUNTS RECEIVABLE PURCHASE AGREEMENT. The Investors shall have received a fully executed counterpart of the Accounts Receivable Purchase Agreement and such Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived. 4. PAYMENTS AND PREPAYMENTS OF THE SENIOR SUBORDINATED NOTES.

                4A. GENERAL. The Senior Subordinated Notes shall be subject to mandatory payments as specified in paragraph 4B and to the optional prepayments under the circumstances set forth in paragraphs 4C and 4D. No partial prepayment of the Senior Subordinated Notes pursuant to paragraph 4D shall relieve the Company of its obligations to make any of the required prepayments pursuant to paragraph 4B.

                4B. MANDATORY PAYMENTS AND PREPAYMENTS OF THE SENIOR SUBORDINATED NOTES.

                (a) On the sixth anniversary of the Closing Date, 50% of the principal amount of the Senior Subordinated Notes then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable and shall be paid by the Company to the holders of the Senior Subordinated Notes. On the seventh anniversary of the Closing Date, the principal amount of the Senior Subordinated Notes then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable by the Company and shall be paid by the Company to the Investors. On December 18, 2002, the principal amount of the Interest Notes then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable and shall be paid by the Company to the holders of the Interest Notes.

                (b) Two (2) days after the Company's consummation of any Qualifying Public Offering, the principal amount of the Senior Subordinated Notes and Interest Notes outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become due and payable and shall be paid by the Company to the holders of the Senior Subordinated Notes and/or Interest Notes. No later than 30 days prior to any Public Offering, the Company shall provide written notice to the holders of Senior Subordinated Notes and/or Interest Notes setting forth estimates of the proceeds to the Company from such Public Offering.

                4C. PREPAYMENTS OF THE SENIOR SUBORDINATED NOTES UPON A CHANGE OF CONTROL. Upon a Change of Control the principal amount of the Senior Subordinated Notes and Interest Notes outstanding, together with all accrued and unpaid interest thereon to the Repayment Date shall become due and payable on the Repayment Date and shall be paid by the Company to the holders of the Senior Subordinated Notes and/or Interest Notes. Upon the occurrence of a Change of Control, or the Company acquiring knowledge of a pending Change of Control, the notice furnished to each holder of Senior Subordinated Notes and/or Interest Notes under paragraph 6N shall (i) refer specifically to paragraph 4C, (ii) state that the Company will prepay the principal amount of all of the Senior Subordinated Notes and/or Interest Notes outstanding held by each holder of Senior Subordinated Notes and/or Interest Notes, together with all accrued and unpaid interest to the date of prepayment and (iii) indicate that the Company will prepay the Senior Subordinated Notes and Interest Notes as provided in clause (ii) above simultaneously with such Change of Control (the "REPAYMENT DATE"). If a proposed Change of Control shall not occur, (i) the Company shall have no obligation under this paragraph 4C to prepay any Senior Subordinated Notes or Interest Notes notwithstanding the fact that the notice required pursuant to Section 6N had previously been delivered in connection with such proposed Change of Control, (ii) the obligations of the Company under this paragraph 4C shall not be affected with respect to any subsequent Change of Control, and (iii) if any holder of Convertible Preferred Stock shall have converted all or any shares of Convertible Preferred Stock after receiving the notice referred to in this paragraph 4C, the Company shall be required, at the election of such holder, to issue new shares of Convertible Preferred Stock in exchange for the Common Stock issued upon conversion of such shares of Convertible Preferred Stock.

                4D. OPTIONAL PREPAYMENTS OF THE SENIOR SUBORDINATED NOTES. The Senior Subordinated Notes and Interest Notes shall be subject to prepayment, in whole or in part, at the option of the Company at any time and from time to time at a price equal to (x) the outstanding principal amount of the Senior Subordinated Notes to be prepaid PLUS (y) all accrued and unpaid interest thereon up to and including the date of prepayment.

                4E. NOTICE OF PREPAYMENTS. In the event of prepayment pursuant to paragraph 4D, written notice of such prepayment shall be given by the Company by first-class, certified mail, return receipt requested, postage prepaid to the holders of the Senior Subordinated Notes and/or Interest Notes at their respective addresses as the same appear on the records of the Company, 30 days prior to the prepayment date, specifying the prepayment date, the principal amount of the Senior Subordinated Notes and Interest Notes to be prepaid on such date and that such prepayment is to be made pursuant to paragraph 4D. Notice of prepayment having been given as aforesaid, the principal amount of the Senior Subordinated Notes and Interest Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date.

                4F. MANDATORY PAYMENTS AND PARTIAL PREPAYMENTS PRO RATA. If there is more than one holder of the Senior Subordinated Notes and/or Interest Notes, the aggregate principal amount of each partial prepayment of the Senior Subordinated Notes and Interest Notes shall be allocated among the holders of the Senior Subordinated Notes and Interest Notes at the time outstanding in proportion to the unpaid principal amounts of the Senior Subordinated Notes and Interest Notes respectively held by each such holder. For purposes of allocation pursuant to this paragraph 4F only, each Senior Subordinated Note and Interest Note (to the extent possible) shall be rounded to the nearest $1,000.

                5. REQUIRED REDEMPTION AND OPTIONAL REDEMPTION OF THE CONVERTIBLE PREFERRED STOCK.

                5A. OPTION OF HOLDERS TO PUT CONVERTIBLE PREFERRED STOCK UPON A CHANGE OF CONTROL. Upon the occurrence of a Change of Control, any holder of shares of Convertible Preferred Stock shall have the right upon written notice as hereinafter provided in paragraph 5B to require the Company to redeem at the Option Closing (as hereinafter defined), and the Company agrees to so purchase out of funds legally available therefor, all or any of the shares of Convertible Preferred Stock. The redemption price for such shares of Convertible Preferred Stock shall be paid by certified check at the Option Closing or by wire transfer of immediately available funds denominated in U.S. dollars to one or more accounts designated by the holders of such shares of Convertible Preferred Stock to the Company prior to the Option Closing in an amount equal to the greater of
(i) the Market Price, if any (as calculated in accordance with paragraph 5F below) at the time of the Change of Control Notice of the Common Stock into which such shares of Convertible Preferred Stock are convertible; (ii) the change of control value of the Common Stock into which such shares of Convertible Preferred Stock are convertible determined by applying to such Common Stock the valuation derived from the purchase price (giving effect to any and all consideration) paid by the acquiring Person or Persons in the Change of Control; and (iii) the Premium Amount.

                5B. EXERCISE OF THE CHANGE OF CONTROL PUT OPTION. Upon the occurrence of a Change of Control, or the Company acquiring knowledge of a pending Change of Control, the notice furnished to each holder of Securities under clause (iv) of paragraph 6N (the "CHANGE OF CONTROL NOTICE") shall (i) refer specifically to this paragraph 5B, (ii) state that the Company may be required to redeem all of the outstanding shares of Convertible Preferred Stock,
(iii) contain the Company's calculation of the redemption price for the shares of Convertible Preferred Stock to be redeemed (including a detail of the Fair Market Value of the Common Stock at the time of the Change of Control Notice),
(iv) indicate that the Company will redeem the shares of Convertible Preferred Stock as provided in clause (ii) above at the Option Closing upon written notice of the exercise of an option by a holder of shares of Convertible Preferred Stock, (v) indicate that a closing (the "OPTION CLOSING") for such purchase and sale shall take place on a date specified in the notice, which date shall be a date occurring not earlier than 30 days nor more than 60 days after the date on which the notice is delivered, (vi) indicate where the Option Closing shall take place and (vii) be delivered by certified mail return receipt requested. A holder of shares of Convertible Preferred Stock shall furnish written notice to the Company of the exercise of an option pursuant to paragraph 5B within at least 10 days prior to the Option Closing. At the Option Closing, the Company shall pay the redemption price for the securities being redeemed determined as described above against delivery of the securities being purchased. No waiver by a holder of any shares of Convertible Preferred Stock of its right under this paragraph 5B to require the redemption of any or all of the shares of Convertible Preferred Stock held by such holder in respect of a Change of Control shall affect the rights of such holder under this paragraph 5B in respect of any subsequent Change of Control.

                5C. PUT OPTION OF HOLDERS OF SHARES OF CONVERTIBLE PREFERRED STOCK UPON THE ABSENCE OF A LIQUID SECONDARY MARKET. If after December 18, 2001, there is no Liquid Secondary Market, any holder of shares of Convertible Preferred Stock shall have the right (the "PUT RIGHT") upon delivery of a Put Notice (as hereinafter defined in paragraph 5D), to require the Company to redeem at the Put Option Closing (as hereinafter defined in paragraph 5D), and the Company agrees to so purchase out of funds legally available therefor, all or any of the shares of Convertible Preferred Stock. The redemption price for the shares of Convertible Preferred Stock shall be paid in three (3) equal annual installments commencing with the Put Option Closing (each such payment, an "INSTALLMENT") by certified check or by wire transfer of immediately available funds denominated in U.S. dollars to one or more accounts designated by the holders of the shares of Convertible Preferred Stock to the Company prior to the Put Option Closing in an amount equal to the Fair Market Value at the time of the Put Notice relating to the Common Stock into which the shares of Convertible Preferred Stock subject to the Put Right are convertible. The redemption price for the Convertible Preferred Stock shall bear interest on the unpaid balances thereof at the rate of 12% per annum from and after the Put Option Closing until the balance thereof shall have been paid in full.

                5D. EXERCISE OF THE PUT OPTION. To exercise its Put Right, any holder of shares of Convertible Preferred Stock shall deliver to the Company a written notice (the "PUT NOTICE") which shall (i) refer specifically to this paragraph 5D, (ii) state the number of shares of Convertible Preferred Stock held by such holder that the Company is required to redeem, (iii) contain such holder's request that the Company determine the Fair Market Value at the time of the Put Notice of the Common Stock into which the shares of Convertible Preferred Stock are convertible, (iv) indicate that a closing (the "PUT OPTION CLOSING") for such redemption shall take place on a date specified in the notice, which date shall be a date occurring not earlier than 45 days nor more than 60 days after the date on which the notice is delivered, (v) indicate where the Put Option Closing shall take place and (vi) be delivered by certified mail return receipt requested. The Company covenants that it will promptly (and in any event no later than 25 days after receipt of the Put Notice) determine, and notify in writing the holders of shares of Convertible Preferred Stock who have delivered a Put Notice of the Fair Market Value at the time of the Put Notice of the Common Stock in accordance with paragraph 5E below; PROVIDED, HOWEVER, that in the event that any holder of shares of Convertible Preferred Stock exercises its right to refer the question of valuation to an investment banking firm, the Put Option Closing shall take place on the later of (1) the date specified in the Put Notice and (2) 5 Business Days after the determination of the Fair Market Value has been completed in accordance with paragraph 5E below. At the Put Option Closing, the Company shall pay the first installment of the redemption price for the securities being purchased determined as described in paragraph 5E below against delivery of the securities being redeemed.

                5E. FAIR MARKET VALUE. The term "FAIR MARKET VALUE" means the value (which shall not take into effect any minority discounts) of the Common Stock as determined by the price per share of such Common Stock which the Company could obtain from a willing buyer (not a current employee, officer, consultant or director or any Affiliate of any such Person) for such shares sold by the Company, as determined in good faith by the Board of Directors of the Company; PROVIDED, HOWEVER, that if (i) the Investors' nominee on the Board of Directors of the Company has not affirmatively voted in favor of such determination made by the Board of Directors of the Company, or (ii) there is no such nominee, the Investors may refer the question of valuation (which shall not take into effect any minority discounts) for final settlement to a nationally recognized investment banking firm designated by the Investors and reasonably acceptable to the Company; and PROVIDED, FURTHER, that if the parties cannot agree on such a firm, each party shall choose a nationally recognized investment banking firm, which shall choose a third firm which shall be nationally recognized and that third firm shall determine the Fair Market Value, which determination shall be final and binding. The cost relating to retaining any investment banking firm(s) pursuant to this paragraph 5E shall be borne by the Company.

                5F. MARKET PRICE. As used in this Section 5, the term "MARKET PRICE" of any security shall mean the value determined in accordance with the following provisions:

                (i) if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the 20 trading days preceding the day of the Change of Control Notice; and

                (ii) if not so listed under clause (i) above and such security is quoted on the NASDAQ system, a price equal to the average of the average of the closing bid and asked prices for such security quoted on such system each day during the 20 trading days preceding the day of the Change of Control Notice.

                5G. OPTIONAL REDEMPTION OF THE CONVERTIBLE PREFERRED STOCK. (a) Subject to the rights of holders of shares of Convertible Preferred Stock to convert such shares of Convertible Preferred Stock pursuant to the provisions of the Certificate of Incorporation and the rights of holders of shares of Convertible Preferred Stock to put such shares of Convertible Preferred Stock pursuant to paragraphs 5A or 5C hereof, the shares of Convertible Preferred Stock shall be subject to redemption at the Company's option, in whole but not in part, at any time on or after a Qualifying Public Offering of Common Stock.

                (b) The redemption price for the shares of Convertible Preferred Stock shall be payable immediately upon redemption, by certified or bank cashier's check, and shall be $.001 (subject to appropriate adjustments for stock splits, combinations, recapitalizations, stock dividends and similar events) multiplied by the number of shares of Common Stock issuable upon conversion of the shares of Convertible Preferred Stock so redeemed.

                5H. NOTICE OF REDEMPTION. The Company shall give each holder of shares of Convertible Preferred Stock written notice of the redemption pursuant to paragraph 5G not less than 60 days prior to the redemption date, specifying such redemption date, that all of the outstanding shares of Convertible Preferred Stock are to be redeemed on such date and that such redemption is to be made pursuant to paragraph 5G. Such notice shall be accompanied by an Officer's Certificate stating that the applicable conditions set forth in paragraph 5G have been fulfilled. Notice of redemption having been given as aforesaid, the redemption amount due in respect of all of the shares of Convertible Preferred Stock and as calculated in paragraph 5G(b), shall become due and payable on such redemption date unless the holder of such shares of Convertible Preferred Stock (i) shall have converted such shares of Convertible Preferred Stock, in whole or in part, prior to such redemption date pursuant to the terms of the Certificate of Incorporation, (ii) shall have put such shares of the Convertible Preferred Stock, in whole or in part, pursuant to paragraph 5A or 5C or (iii) unless the filing by the Company of a registration statement under the Securities Act relating to the Common Stock obtainable upon conversion of the shares of Convertible Preferred Stock shall have been requested by a holder thereof (either before or after receipt of such notice) pursuant to the Registration Rights Agreement, in which case the redemption shall be effected 30 days after the declaration of effectiveness of such registration statement by the Commission. Should the shares of Convertible Preferred Stock not be redeemed on such redemption date due to the Company's failure to perform its obligations under this paragraph 5H, such redemption may be effected only after compliance with the provisions of this Section 5 from and after such redemption date.

                6. AFFIRMATIVE COVENANTS. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this Section 6 are for the benefit of the Investors so long as they hold any of the Securities and, to the extent set forth herein, for the benefit of each other holder of the Securities; PROVIDED, HOWEVER, that upon the later to occur of (x) the consummation of a Qualifying Public Offering and (y) repayment in full of any and all amounts (including, without limitation, principal and interest) due under the Senior Subordinated Notes and the Interest Notes outstanding, the Company and its Subsidiaries shall no longer be bound by the covenants set forth in paragraphs 6A (other than 6A(v)), 6B, 6C, 6D, 6E, 6G, 6H, 6I, 6J, 6K, 6N, 6Q (other than 6Q(iv)) and 6R.

                6A. FINANCIAL STATEMENTS. The Company and Castle PC will deliver to each holder of Securities:

                (i) as soon as practicable and in any event within 45 days after the end of each month in each fiscal year commencing with October, 1995, the consolidated and consolidating statements of income and changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of the most recent year and at the end of such month, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities and prepared in accordance with GAAP on a basis consistent with past practice and certified by the chief financial officer or chief executive officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit, year-end adjustments and absence of footnotes; PROVIDED, HOWEVER that the Company shall not be required to deliver comparative form figures comparing the months ending in fiscal 1996 to those in fiscal 1995 as the monthly figures were not calculated in fiscal 1995;

                (ii) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of the most recent year and at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities and prepared in accordance with GAAP on a basis consistent with past practice and certified by the chief financial officer or chief executive officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

                (iii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities, and in each case audited by Coopers & Lybrand or such other independent public accountants of recognized national standing selected by the Company, and reasonably satisfactory to the holders of Securities, whose report in each case shall state that such consolidated financial statements present fairly the results of operations and cash flows of the Company and its Subsidiaries, in accordance with GAAP on a basis consistent with prior years and that the examination by such accountants has been made in accordance with generally accepted auditing standards then in effect in the United States;

                (iv) as soon as practicable and in any event by the end of each fiscal year beginning with fiscal year 1995, a budget for the Company and its Subsidiaries, as approved by the Board of Directors of the Company and Castle PC, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail and certified as to its good-faith preparation by the chief financial officer or chief executive officer of the Company;

                (v) promptly upon transmission thereof, copies of all financial statements, information circulars, proxy statements and reports as the Company or any Subsidiary shall send to its stockholders that are material to the business of the Company and its Subsidiaries, taken as a whole and copies of all registration statements and prospectuses and all reports which it or any of its officers or directors file with the Commission (or any governmental body or agency succeeding to the functions of the Commission) or with any securities exchange on which any of its securities are listed or with NASDAQ, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries;

                (vi) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries; and

                (vii) with reasonable promptness, such other financial and/or operating data as the holders of Securities may reasonably request.

                Together with each delivery of the financial statements required by clauses (ii) and (iii) above, the Company, on behalf of itself and Castle PC, will deliver to each holder of Securities an Officer's Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 7A, (b) stating that the Company and its Subsidiaries are in compliance with the provisions of paragraphs 7B, 7C, 7D and 7E, and (c) stating that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (iii) above, the Company will deliver to each holder of Securities a certificate of the accountants referred to in such clause (iii) stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Default or Event of Default or, if, to their knowledge any such Default or Event of Default exists, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any such Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards then in effect in the United States. Each holder of Securities is hereby authorized to deliver a copy of any financial statement or certificate delivered pursuant to this paragraph 6A to any regulatory body having jurisdiction over such holder that requests or requires delivery of such information.

                6B. USE OF PROCEEDS. The proceeds of the sale of the Securities shall be used (i) to repurchase capital stock of the Company in accordance with
Schedule 6B, (ii) for general working capital purposes and (iii) the acquisitions of dental practices.

                6C. BOOKS AND RECORDS; INSPECTION OF PROPERTY. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all material dealings and transactions in relation to their business and activities. Subject to any applicable restrictions relating to the confidentiality of patient information set forth in any PC Management Agreement to which the Company is a party, the Company will, upon reasonable advance notice, permit any Person representing any Investor and designated in writing by such holder, at such holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries during normal business hours in a manner which does not unduly interrupt the normal course of business, to examine the corporate, financial and operating records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and independent accountants of the Company and its Subsidiaries, all at such reasonable times and as often as the holders may reasonably request.

                6D. COVENANT TO SECURE SENIOR SUBORDINATED NOTES EQUALLY. If the Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 7C hereof, it will make or cause to be made effective provisions whereby the Senior Subordinated Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured.

                6E. ADDITIONAL COVENANT PENDING THE CLOSING. Pending the Closing, neither the Company nor Castle PC will, without the prior written consent of the Investors, take any action which would result (i) in any of the representations or warranties contained in this Agreement not being true and correct in all material respects at and as of the time immediately after such action or (ii) in any of the covenants contained in this Agreement becoming incapable of performance. Pending the Closing, the Company and Castle PC will promptly advise the Investors of any action or event of which either becomes aware which has the effect of making incorrect, in any material respect, any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance. The Company and Castle PC will duly perform, in all material respects, all of its respective obligations required to be performed under each of the Related Documents to which it is a party.

                6F. STOCK TO BE RESERVED. The Company covenants that all shares of Common Stock that may be issued upon conversion of the Convertible Preferred Stock will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which the Convertible Preferred Stock may be converted, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the conversion of all of the outstanding shares of Convertible Preferred Stock.

                6G. COMPLIANCE WITH LAWS, ETC. The Company and Castle PC will, and will cause each of the Company's Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies of jurisdictions in which they or any of the Company's Subsidiaries carries on business required in respect of the operations of the Company and its Subsidiaries, except for those with which the failure to comply or maintain would not have a Material Adverse Effect.

                6H. ERISA. Promptly (and in any event within 30 days) after the Company or any of its Subsidiaries knows or has reason to know that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any of its Subsidiaries will or may incur any liability to or on account of a Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA or promptly upon becoming aware of the occurrence of any
(i) event requiring the Company or any of its Subsidiaries to provide security to a Pension Plan under Section 401(a)(29) of the Code, (ii) "prohibited transaction", as such term is defined in Section 4975 of the Code or in Section 406 of ERISA, in connection with any Pension Plan or any trust created thereunder for which a statutory or administrative exemption is not available,
(iii) notice of intent to terminate a Pension Plan or Pension Plans having been filed under Title IV of ERISA by the Company or any of its Subsidiaries, any Pension Plan administrator or any combination of the foregoing, (iv) institution of proceedings by the PBGC to terminate or to cause a trustee to be appointed to administer any Pension Plan, (v) partial or complete withdrawal by the Company or a Subsidiary from any multiemployer Pension Plan, (vi) institution of proceedings by a fiduciary of any Pension Plan against the Company or any of its Subsidiaries to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, (vii) failure of the Company or a Subsidiary to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code or to pay any amount which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA on or before the due date, (viii) application by the Company or a Subsidiary for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or (ix) "reorganization" (as defined in Section 418 of the Code or Title IV of ERISA) of any Pension Plan which is a multiemployer Pension Plan, the Company will deliver to each holder of Securities, a certificate of the chief financial officer of the Company, setting forth information as to such occurrence and what action, if any, the Company is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Company or the plan administrator of any such Pension Plan controlled by the Company or any of its Subsidiaries with the PBGC, or (b) received by the Company or any of its Subsidiaries from any plan administrator of a multiemployer or other Pension Plan not under their control. The Company shall furnish to each holder of Securities a copy of each annual report (Form 5500 Series) of any Pension Plan received or prepared by it or any of its Subsidiaries. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 30 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by the Company or any of its Subsidiaries, as the case may be.

                6I. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Company
(i) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its Subsidiaries (except as specifically permitted by paragraphs 7H and 7I hereof), (ii) will cause its material properties and the material properties of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, and (iii) will, and will cause each of its Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business of or ownership of property by the Company or such Subsidiary may require such qualification.

                6J. INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters, insurance for itself and its Subsidiaries of the kinds, covering the risks and in the relative proportionate amounts usually carried by companies conducting business activities similar to those of the Company and its Subsidiaries. From and after a Public Offering, the Company will use its best efforts to obtain and maintain directors and officers liability insurance similar to the insurance usually carried by companies conducting business activities similar to those of the Company and its Subsidiaries.

                6K. FURTHER ASSURANCES. The Company and Castle PC shall cooperate with any of the Investors and execute such further instruments and documents as the Investors shall reasonably request to carry out to the satisfaction of such Investors the transactions contemplated by this Agreement.

                6L. FILING OF REPORTS UNDER THE EXCHANGE ACT. The Company shall, and shall cause each of its Subsidiaries to, give prompt notice to each Investor of the filing of any registration statement (an "EXCHANGE ACT REGISTRATION STATEMENT") pursuant to the Exchange Act relating to any class of securities of the Company or any of its Subsidiaries and the effectiveness of such Exchange Act Registration Statement and, with respect to equity securities, the number of shares of such class of equity security outstanding as reported in such Exchange Act Registration Statement. If and for so long as the Company or any of its Subsidiaries has a class of equity securities required to be registered under the Exchange Act, the Company and such Subsidiaries shall (i) comply in all material respects with the reporting requirements of the Exchange Act, and (ii) comply in all material respects with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of shares of Common Stock by any Investor. The Company shall, and shall cause each of its Subsidiaries to, cooperate with each Investor in supplying such information as may be reasonably necessary for such Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereunder or otherwise) for the sale of shares of Common Stock by any Investor.

                6M. SECURITIES ACT REGISTRATION STATEMENTS. The Company covenants that it shall not, and shall cause each of its Subsidiaries not to, file any registration statement under the Securities Act covering any securities unless it shall first have given to each Investor 20 days written notice thereof. The Company further covenants that each Investor shall have the right, at any time when it may reasonably be deemed by such Investor or the Company or any of its Subsidiaries to be a controlling person of the Company or any of its Subsidiaries, to participate in the preparation of such registration statement (regardless of whether or not an Investor will be a selling security holder in connection with such registration statement) and to request the insertion therein of material furnished to the Company or any of its Subsidiaries in writing which in such Investor's reasonable judgment should be included. In connection with any registration statement referred to in this paragraph 6M, the Company will indemnify each Investor, its partners, officers and directors and each person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act (collectively, the "INVESTOR PARTIES"), against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company or any of its Subsidiaries by such Investor Parties expressly for use in such registration statement. If, in connection with any such registration statement, such Investor Parties shall furnish written information to the Company or any of its Subsidiaries expressly for use in the registration statement, such Investor will indemnify the Company, its directors, each of its officers who signs such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Investor for use therein. The provisions of this paragraph 6M are in addition to, and not in limitation of, the provisions of the Registration Rights Agreement.

                6N. NOTICES OF CERTAIN EVENTS. The Company shall promptly give notice to each holder of Securities (i) of the occurrence of any Default or Event of Default, (ii) of any default or event of default under any contractual obligation of the Company or any of its Subsidiaries if such default or event of default, individually or in the aggregate, relates to a contractual obligation equal to or in excess of $25,000, (iii) of any pending or threatened litigation, investigation or proceeding to which the Company or any of its Subsidiaries is or is threatened to be a party which, if such pending or threatened litigation, investigation or proceeding were adversely determined, would create a liability of the Company or its Subsidiaries equal to or in excess of $100,000 that is not fully covered by insurance held by the Company or its Subsidiaries, or (iv) of a Change of Control Event. Any notice delivered pursuant to this paragraph 6N shall be accompanied by an Officer's Certificate specifying the details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. In addition to the foregoing, in the case contemplated by clause (iv) of the first sentence of this paragraph 6N, the Company will also comply with the provisions of paragraphs 4C, 5B and 5D hereof.

                6O. BOARD NOMINEE. As long as (x) any Senior Notes are outstanding or (y) 20% of the Convertible Preferred Stock or 20% of the Common Stock obtained through conversion of the Convertible Preferred Stock remains outstanding, the Company will use its best efforts to (i) have one nominee designated by the Investors elected to the Board of Directors of the Company and
(ii) cause the number of directors and the composition of the Board of Directors of any Subsidiary (other than any Related Professional Service Entity) to be identical to the number of directors and composition of the Board of Directors of the Company; PROVIDED, HOWEVER, that if the number of directors or the composition of the Board of Directors of any Subsidiary (other than any Related Professional Service Entity) differs from the number of directors or the composition of the Board of Directors of the Company, then and in addition to the requirement of clause (i) above, the Company will, and will cause such Subsidiary (other than any Related Professional Service Entity) to, use its best efforts to, have one nominee designated by the Investors elected to the Board of Directors of such Subsidiary. Any director designated by the Investors shall receive (A) all materials distributed to the Board of Directors of the Company or any Subsidiary, as the case may be, whether provided to directors in advance of, during or after, any meeting of the applicable Board of Directors, regardless of whether such director shall be in attendance at any such meeting,
(B) the same compensation (other than compensation payable to the other outside members of the Board of Directors of the Company or any Subsidiary, as the case may be, shall receive in his or her capacity as a director and (C) reimbursement of the reasonable out-of-pocket expenses of such director incurred in attending the meetings of the Board of Directors of the Company or any Subsidiary, as the case may be. The Company and Castle PC shall take the actions required by
Section 3.1 of the Securityholders Agreement with respect to the Policy Board (as defined in the Management Agreement) of New PC.

                6P. LISTING OF COMMON STOCK. The Company covenants and agrees for the benefit of the Investors and each holder of any Common Stock issued upon conversion of the Convertible Preferred Stock, that at the time of and in connection with the listing of Common Stock or any equity securities of any Subsidiary on any national securities exchange, it will, at its expense, use its best efforts to cause the shares of Common Stock issuable from time to time upon conversion of the Convertible Preferred Stock to be approved for listing, subject to notice of issuance, and will provide prompt notice to each such exchange of the issuance thereof from time to time.

                6Q. ENVIRONMENTAL LAWS.
                (i) The Company will comply with, and will cause each of its Subsidiaries to comply with, and use its best efforts to ensure compliance by all tenants and subtenants and with respect to all of its assets with, all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of Governmental Authorities relating to pollution or to the protection of the environment (the "ENVIRONMENTAL LAWS") and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

                (ii) The Company will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities with respect to Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or the pendency of such proceedings would not have a Material Adverse Effect.

                (iii) The Company will, and will cause each of its Subsidiaries to, notify the holders of the Securities of any of the following that is reasonably likely to have a Material Adverse Effect:

(a) any claim with respect to any Environmental Law that the Company or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law) (collectively, "HAZARDOUS SUBSTANCES") contained on or generated from any property owned or leased by the Company or any of its Subsidiaries;

(b) any notice of any alleged violation of or knowledge by the Company or any of its Subsidiaries of a condition that might reasonably result in a violation of any Environmental Law; and

(c) any commencement of or receipt of written intent to commence any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental Law by the Company or any of its Subsidiaries.

(iv) Without limiting the generality of paragraph 13B, the Company will, and will cause each of its Subsidiaries to, indemnify the Investors and each holder from time to time of the Securities and each of their respective directors, officers, employees, agents, partners and Affiliates (each such person being called an "INDEMNITEE" and collectively, the "INDEMNITEES") against, and hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Company or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, Response Costs (as such term is defined in CERCLA), court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee seeking indemnification therefor. The obligation of the Company under this paragraph 6Q shall survive the payment of the Senior Subordinated Notes and the conversion of the Convertible Preferred Stock.

                (v) Neither the Company's nor any of its Subsidiaries' plants and facilities will use, manage, treat, store or dispose of any Hazardous Substances in violation of any Environmental Laws.

                6R. ADDITIONAL MANAGEMENT POSITIONS. As soon as practicable and in any event within 180 days after the Closing Date, the Company shall hire an individual satisfactory to the Investors to hold the position of Chief Operating Officer.

                6S. WIND UP OF OLD PC. The Company covenants and agrees that upon its acquisition of the stock of Old PC, that it will promptly wind up the affairs of Old PC and effect its dissolution in compliance with The Texas Professional Corporation Act (32 TEX. REV. CIV. STAT. ANN. Art. 1528(e)).

                6T. GUARANTEE BY NEW PC. If, at anytime, the Bank is granted a guarantee of the Indebtedness under the Bank Debt Agreement, the New PC will execute and deliver, subject to the provisions of Section 8.13 of the Bank Debt Agreement, a guarantee substantially int he form of Exhibit B hereto.

                7. NEGATIVE COVENANTS. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this Section 7 are for the benefit of the Investors so long as they hold any of the Securities and for the benefit of each other holder of Securities; PROVIDED, HOWEVER, that upon repayment in full of any and all amounts (including, without limitation, principal and interest) due under the Senior Subordinated Notes, the Company or any of its Subsidiaries, as the case may be, shall no longer be bound by the covenants contained in paragraphs 7A through 7F and 7H through 7L.

                7A.     FINANCIAL COVENANTS.

                (i) CAPITAL EXPENDITURES. The Company will not, and will not permit its Subsidiaries to, make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures would exceed the amount applicable for the fiscal years indicated below:


PERIOD                      AMOUNT

1996                      $3,500,000
1997                      $3,000,000
1998 and thereafter       $2,500,000

                (ii) CURRENT RATIO. The Company will not permit, nor will it permit any Subsidiary to permit, the ratio of (x) the combined consolidated current assets of the Company and its Subsidiaries to (y) the combined consolidated current liabilities of the Company and its Subsidiaries to be less than 1.5 to 1.0 at any time.

                (iii) RATIO OF INTANGIBLES TO NET WORTH. The Company will not permit, nor will it permit any Subsidiary to permit, the ratio of (x) the combined intangibles of the Company and its Subsidiaries to (y) the combined net worth of the Company and its Subsidiaries to be greater than 0.6 to 1.0 at any time. As used in this paragraph 7A(iii), "NET WORTH" shall mean, without duplication, the sum of the Company's and its Subsidiaries' net worth plus all Indebtedness of the Company under this Agreement and the Senior Subordinated Notes.

                (iv) NET WORTH. The Company will not permit, nor will it permit any Subsidiary to permit, the combined net worth of the Company and its Subsidiaries to be less than $4,560,000 at any time, with such minimum amount being permanently increased by an amount equal to 75% of positive net income of the Company and its Subsidiaries during each fiscal quarter and 100% of equity capital raised by the Company and its Subsidiaries, PROVIDED, such minimum amount shall not be decreased as a result of any losses or negative earnings. As used in this paragraph 7A(iv), "NET WORTH" shall mean the sum of, without duplication, the Company's and its Subsidiaries' net worth plus all Indebtedness of the Company under this Agreement and the Senior Subordinated Notes.

                (v) LEVERAGE RATIO. The Company will not permit, nor will it permit any Subsidiary to permit, the Combined Leverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be greater than 2.5 to 1.0. For any calculation period which would include one or more quarters prior to the Stock Purchase or any other future acquisition of any Related Professional Services Entity or other Person, the "rolling four quarters" shall include "pro forma" the EBITDA of Old PC or such Person for such prior periods adjusted to reflect costs and expenses which the Old PC or such Person would have included had a Management Services Agreement in the form of the Management Agreement been in effect between the Company and Old PC or such Person, as the case may be, (adding back appropriate executive salaries and non-cash charge offs relating to this transaction and the transactions contemplated hereby). As used in this paragraph 7A(v), "COMBINED LEVERAGE RATIO" shall mean the ratio of (x) the sum of, without duplication, the Senior Funded Indebtedness of the Company and its Subsidiaries to (y) EBITDA.

                (vi) FIXED CHARGE COVERAGE RATIO. The Company will not permit, nor will it permit any Subsidiary to permit, the Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be less than 0.9 to 1.0 through December 30, 1997, nor less than 1.25 to 1.0 thereafter. For any calculation period which would include one or more quarters prior to the Stock Purchase or any other future acquisition of any Related Professional Services Entity or other Person, the "rolling four quarters" shall include (i) "pro forma" the EBITDA of Old PC for such prior periods adjusted to reflect costs and expenses which the Old PC or such Person would have included had a Management Services Agreement in the form of the Management Agreement been in effect between the Company and Old PC or such Person as the case may be, (adding back appropriate executive salaries and non- cash charge offs relating to this transaction) and (ii) deferred compensation and current maturities on long-term debt of the Company and, without duplication, its Subsidiaries and payments under Capitalized Lease Obligations assumed for such prior periods on the same basis as in effect during the most current quarterly period. For the purposes of this paragraph 7A(vi), "Fixed Charge Coverage Ratio" shall mean the ratio for the relevant period of (i) EBITDA plus lease and rental expense of the Company and, without duplication, its Subsidiaries plus deferred compensation pursuant to the Deferred Compensation Agreement to (ii) interest plus lease and rental expense of the Company and, without duplication, its Subsidiaries plus deferred compensation pursuant to the Deferred Compensation Agreement plus current maturities on long-term debt and capital leases of the Company and, without duplication, its Subsidiaries.

                7B. RESTRICTIONS ON INDEBTEDNESS AND REPAYMENT OF INDEBTEDNESS. Each of Castle PC and the Company covenants that it will not incur, create, assume or suffer to exist any Indebtedness or permit any of its Subsidiaries to do any of the foregoing, other than the following:

(i) Senior Debt;

(ii) Indebtedness represented by the Senior Subordinated Notes and this Agreement;

(iii) Indebtedness of the Company which by its terms is subordinated to the Senior Subordinated Notes, provided that no such Indebtedness is guaranteed or incurred by any Subsidiary of the Company; and

(iv) Indebtedness secured by Liens permitted pursuant to paragraph 7C.

In addition, each of Castle PC and the Company covenants that it will not, and will not permit any Subsidiary to, prepay any Indebtedness junior to, or pari-passu with, the Senior Subordinated Notes; PROVIDED, HOWEVER, that the Company may (i) prepay Indebtedness that is pari-passu with the Senior Subordinated Notes if the Senior Subordinated Notes are prepaid pro-rata with such pari-passu Indebtedness and (ii) make payments under the Deferred Compensation Agreement in accordance with the terms thereof.

                7C. RESTRICTIONS ON LIENS. Each of Castle PC and the Company covenants that it will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                (iii) Liens made to secure performance of bids, tenders, contracts (other than repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds in the ordinary course of business;

                (iv) Liens made to secure Senior Debt;

                (v) Liens incurred through Purchase Money Security Interests in amounts which do not exceed the fair market value of the asset securing such Liens; and

                (vi) Liens or deposits made to secure payment of workers' compensation, or in connection with the participation in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs.

                7D. RESTRICTED PAYMENTS. Each of Castle PC and the Company covenants that as long as any of the Senior Subordinated Notes are outstanding it will not make, and will not permit any Subsidiary to make, any Restricted Payments.

                7E. LOANS, ADVANCES AND INVESTMENTS. Each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or make any Investment in, any Person except that the Company or any of its Subsidiaries may:

(i) own, purchase or acquire Permitted Investments;

(ii) endorse negotiable instruments for collection in the ordinary course of business, make or permit to remain outstanding travel, moving and other like advances to officers, employees and consultants in the ordinary course of business or make or permit to remain outstanding lease, utility and other similar deposits in the ordinary course of business;

(iii) make an Investment in a Person, provided the amount of such Investment (including the amount of any guarantee, endorsement or other liability with respect thereto) shall not exceed $25,000 individually or $100,000 in the aggregate;

(iv) make an Investment in a Person that becomes a Subsidiary as a result of such Investment; provided that such Investments: (a) relate to the acquisition of dental practices, (b) do not exceed $3,000,000 in aggregate purchase price for the Company and its Subsidiaries in any one fiscal year , (c) the Company shall deliver to the Investors pro forma financial statements reflecting the proposed acquisition and related calculations demonstrating compliance with all covenants contained herein, relating to financial and accounting matters, together with a description in reasonable detail of the nature and reasons for the proposed transaction, (d) immediately after giving effect to such transaction, no Default or Event of Default shall exist and be continuing, and (e) such Person executes a guarantee in substantially the form of Exhibit B hereto and PROVIDED, FURTHER that any Investment in excess of $1,000,000 in any one dental practice or any Investment in any dental practice which has incurred a net income loss for any of its last three fiscal years shall require approval of the Investors; and

(v) make an Investment in a Related Professional Services Entity and pursuant to which the Company or a Subsidiary obtains the right to purchase shares of capital stock of a Related Professional Services Entity under certain circumstances requiring the replacement of the holder of any licenses required in the conduct of business by such Related Professional Services Entity.

                7F. LEASES. Each of Castle PC and the Company covenants that it will not enter into, or permit any of its Subsidiaries to enter into, any leases of real or personal property (except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area, or at comparable amounts payable by companies in the same business as the Company or such Subsidiary which are similarly situated) as lessee or sublessee, with initial terms (excluding options to renew or extend any term, whether or not exercised) of more than twelve years.

                7G. TRANSACTIONS WITH AFFILIATES. Except as permitted by paragraph 7P and except for arrangements pursuant to which the Company or a Subsidiary has the right to purchase the shares of capital stock a Related Professional Services Entity under certain circumstances requiring the replacement of the holder of licenses required in the conduct of business by a Related Professional Services Entity, each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder on terms that are less favorable to such Subsidiary or the Company than those that would be obtainable at the time from any Person who is not such a holder or Affiliate.

                7H. MERGER. Each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation (which does not constitute a Change of Control) or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (other than any sales or transfers by a Subsidiary to the Company or to another Subsidiary or by the Company to a Subsidiary), except that the Company may (i) enter into or permit a transaction of purchase, merger or consolidation if the merger or consolidation is between two or more wholly owned Subsidiaries of the Company or between the Company and one or more wholly owned Subsidiaries of the Company and (ii) enter into a merger in connection with an investment permitted by paragraph 7E.

                7I. DISPOSITION OF SUBSTANTIAL ASSETS. Except pursuant to a transaction which constitutes a Change of Control, each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, sell, dispose of or otherwise convey (by merger, consolidation, sale of stock or otherwise), in any single or related series of sales, dispositions or conveyances, any assets of the Company, Castle PC or any Subsidiary if the aggregate fair market value (determined in good faith by the Board of Directors of the Company) of all assets so sold, disposed of or conveyed by the Company and its Subsidiaries after the date hereof would exceed 20% of the aggregate fair market value of the total assets of the Company and its Subsidiaries as of the end of the most recently ended fiscal year of the Company. Notwithstanding this paragraph 7I, no assets of the Company or its Subsidiaries shall be sold, disposed of or otherwise conveyed at less than fair market value (determined in good faith by the Board of Directors of the Company).

                7J. SALE OF STOCK AND DEBT OF SUBSIDIARIES. Each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or another Subsidiary.

                7K. CERTAIN CONTRACTS. Except as otherwise specifically permitted by any other provision of this Section 7, each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into or be a party to (i) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, (ii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (unrelated to the lease in question), (iii) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) provides that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, (iv) any other contract which is, or, in economic effect, is substantially equivalent to, a guarantee or (v) any contract providing for the making of loans, advances or capital contributions to any Person other than a Subsidiary, or for the purchase of any property from any Person, in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses.

                7L. CONDUCT OF BUSINESS. Each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the date hereof.

                7M. NO AMENDMENTS. Each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, amend (i) the Company's or any of its Subsidiaries' Articles of Incorporation or By-laws in a manner which impairs the rights, privileges or preferences of the Securities,
(ii) the Related Documents in any manner that impairs any right or privilege of the holders of the Senior Subordinated Notes (including, without limitation, enlarging the rights or privileges of any other Persons at the expense of the holders of the Senior Subordinated Notes), (iii) the Bank Debt Agreement or any other Financing Document in any manner that impairs any right of the Senior Subordinated Notes.

                7N. REGISTRATION RIGHTS. The Company covenants that it will not hereafter enter into any agreement with respect to its securities any provision of which is inconsistent with or as favorable as the rights granted to the Investors in the Registration Rights Agreement.

                7O. OFFERING OF SECURITIES. The Company will not take any action which would subject the issuance or sale of any of the Securities to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky Law of any applicable jurisdiction.

                7P. COMPENSATION ARRANGEMENTS. Except as set forth on Schedule 7P, each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, make compensation payments (whether in the form of salaries, consulting fees, bonuses, commissions or other supplemental compensation) to Jack Castle, Jr. or Dr. Jack Castle.

                8.      SUBORDINATION.

                8A. SUBORDINATED DEBT SUBORDINATE TO SENIOR DEBT. The Senior Subordinated Notes and the Interest Notes shall be junior and subordinate to all Senior Debt (as defined in Section 12) to the extent and in the manner provided in this Section 8 and each holder of a Senior Subordinated Note, by its acceptance thereof, agrees to be bound by the provisions of this Section 8. The Senior Subordinated Notes and the Interest Notes shall not be junior or subordinate to any Indebtedness of the Company other than the Senior Debt. For purposes hereof, Indebtedness evidenced by the Senior Subordinated Notes and the Interest Notes, including any refinancing, extension or modification thereof, shall constitute "SUBORDINATED DEBT".

                8B.     SUSPENSION OF RIGHT TO RECEIVE PAYMENTS OF  SUBORDINATED
DEBT.

                8B(1). FAILURE TO PAY PRINCIPAL OF OR INTEREST ON SENIOR DEBT.
(a) Upon (i) the maturity of Senior Debt by lapse of time, acceleration or otherwise, (ii) any failure by the Company to make any payment of principal when due with respect to Senior Debt or (iii) any default in the payment by the Company of any interest or other amounts due with respect to Senior Debt, all principal thereof and all interest thereon and other amounts due in connection therewith, shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment or distribution of any kind or character, whether in cash, property or securities, shall be paid or delivered with respect to Subordinated Debt, and any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full and in cash.

                (b) Upon the occurrence of (i) any default with respect to Senior Debt of the types described in clause (i), (ii) or (iii) of paragraph 8B(1)(a), or (ii) any other default under any Senior Debt which would, with the giving of notice or the passage of time, or both, permit the holders of such Senior Debt to accelerate the maturity thereof, then, unless and until such default with respect to Senior Debt shall have been cured or waived in writing by the holders of such Senior Debt, no payment shall be made by the Company with respect to the principal of or interest or other amounts due with respect to Subordinated Debt; PROVIDED, HOWEVER, that in the case of a default described in clause (ii) above this paragraph shall not prevent the making of any payment for longer than the longer of (x) 180 days after the giving of notice by any of the holders of Senior Debt to the Company based upon such default (a "DEFAULT NOTICE") and (y) any period during which Senior Debt in respect of which such notice has been given has become due and payable in its entirety by reason of its acceleration and such acceleration has not been rescinded or annulled and such Senior Debt has not been paid in full. A holder of Senior Debt may deliver more than one Default Notice to the Company, PROVIDED, that the Company shall not be prevented from making, and the holders of the Subordinated Debt shall not be prevented from receiving by reason of a Default Notice, any payments with respect to principal or interest of or other amounts due with respect to the Senior Subordinated Notes for a period in excess of 180 days during any 365 day period.

                (c) Upon the occurrence of (i) any default with respect to Senior Debt of the types described in clause (i), (ii) or (iii) of paragraph 8B(1)(a), or (ii) the giving of any Default Notice, the Company shall not make any payments, and the holders of the Subordinated Debt shall not receive, ask, demand, sue for any payment or otherwise exercise their remedies against the Company with respect to the Subordinated Debt or this Agreement, unless and until such default with respect to Senior Debt has been cured or waived in writing; PROVIDED, HOWEVER, that the provisions of this paragraph shall not apply (x) for longer than 180 days after the giving of a Default Notice by the holders of Senior Debt to the Company based upon such default and (y) from and after the date upon which the relevant Senior Debt has become due and payable in its entirety by reason of its acceleration or otherwise, PROVIDED that the provisions of paragraphs 8B(1)(a) and 8B(2) shall thereupon apply.

                8B(2). ACCELERATION OF PAYMENT OF SENIOR DEBT OR SUBORDINATED DEBT. If at the time any payment or prepayment with respect to any Subordinated Debt or any purchase, redemption or other retirement (whether at the option of the holder or otherwise) of Subordinated Debt is to be made, directly, or indirectly, or immediately after giving effect thereto (i) the Senior Debt or Subordinated Debt shall have been declared by the holders thereof due and payable before its expressed maturity and (ii) such acceleration shall not have been expressly rescinded in writing by the holders of Senior Debt pursuant to the relevant Senior Debt Agreement or by the holders of Subordinated Debt pursuant to this Agreement, as the case may be, then any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full or such acceleration shall have been rescinded.

                8B(3). BANKRUPTCY OR INSOLVENCY. In the event of (a) any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or (b) any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any further payment is made with respect to Subordinated Debt. In any of such proceedings, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full; PROVIDED, HOWEVER, that in the event that payment or delivery of any cash, property or securities to any holders of Subordinated Debt is authorized by a final non-appealable order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of Subordinated Debt to Senior Debt, and made by a court of competent jurisdiction in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency receivership or similar proceeding under any applicable law, no payment or delivery of such cash, property or securities payable or deliverable with respect to Subordinated Debt shall be made to the holders of Senior Debt. Anything in this Section 8 to the contrary notwithstanding, no payment or delivery shall be made to holders of Senior Debt of securities that are issued and delivered to holders of Subordinated Debt pursuant to liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if
(i) such securities are subordinate and junior at least to the extent provided in this Section 8 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding and (ii) such securities mature no earlier than the scheduled maturity of the Indebtedness under the Bank Debt Agreement.

                8C. RIGHTS OF HOLDERS OF SENIOR DEBT NOT TO BE IMPAIRED. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein contained, regardless of any knowledge thereof any such holder may have or otherwise be charged with. The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable directly by, any one or more of the holders from time to time of the Senior Debt. Each of the holders of Subordinated Debt waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default by the holders of Senior Debt.

                8D. COMPANY'S OBLIGATION UNCONDITIONAL. The provisions of this
Section 8 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, against the Company and its property. Nothing herein shall impair, as between the Company and the holders of Subordinated Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the full amount of Subordinated Debt in accordance with the terms thereof and the provisions hereof and, except as expressly provided in paragraph 8B(1)(c), nothing herein shall prevent the holder of any Subordinated Debt from exercising all remedies otherwise permitted by applicable law or hereunder upon Default hereunder or under any Subordinated Debt (including, without limitation, the right to demand and sue for payment and performance hereof of the Subordinated Debt and to accelerate the maturity hereof as provided in Section 9 hereof), subject to the rights under this Section 8 of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holders of Subordinated Debt. The failure to make any payment with respect to Subordinated Debt by reason of any provision of this
Section 8 shall not be construed as preventing the occurrence of an Event of Default under Section 9.

                8E. PAYMENTS HELD IN TRUST. If the holder of any Subordinated Debt shall receive any payment or delivery of cash, property or securities in respect of such Subordinated Debt which such holder is not entitled to receive under the provisions of this Section 8, such holder will hold any amount so received in trust for the holders of Senior Debt and will forthwith turn over to the agent for the account of the holders of Senior Debt such payment or delivery in the form received to be applied in payment or prepayment of Senior Debt; PROVIDED, HOWEVER, that no holder of Subordinated Debt shall be obligated to determine whether a payment received by it was appropriately made by the Company.

                8F. SUBROGATION. Upon the payment in full of all Senior Debt and termination of any Senior Debt Agreement, the holders of Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to Senior Debt until all Subordinated Debt shall have been paid in full. For the purpose of subrogation, no payments to the holders of Senior Debt of any cash, property or securities that the holders of Subordinated Debt would be entitled to receive and retain but for the provisions of this Section 8, and no payment over pursuant to the provisions of this Section 8 to holders of Senior Debt by holders of Subordinated Debt, shall, as between the Company and its creditors (other than the holders of Senior Debt), on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment by the Company with respect to the Senior Debt.

                8G. RELIANCE BY HOLDERS ON FINAL ORDER OR DECREE. Anything in this Section 8 to the contrary notwithstanding, in the event that payment or delivery of any cash, property or securities to any holders of Subordinated Debt is authorized by a final non-appealable order or decree giving effect to the subordination of the Indebtedness represented by Subordinated Debt to Senior Debt, and made by a court of competent jurisdiction in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceedings under any applicable law, no such payment or delivery of cash, property or securities payable or deliverable with respect to the Indebtedness represented by Subordinated Debt shall be made to the holders of Senior Debt, nor shall any payment or delivery be made to holders of Senior Debt of securities that are issued and delivered to holders of Subordinated Debt pursuant to liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposition not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its properties and assets, if
(i) such securities are subordinate and junior at least to the extent provided in this Section 8 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding and (ii) such securities mature no earlier than the scheduled maturity of the Indebtedness under the Bank Debt Agreement.

                8H. LEGEND. The Senior Subordinated Notes shall be conspicuously legended indicating that their payment is subordinated to Senior Debt pursuant to the terms of this Agreement.

                9.      EVENTS OF DEFAULT.

                9A. GENERAL. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                (i) the Company defaults in the payment of any principal or interest of or premiums (if any) on any Senior Subordinated Notes or Interest Notes or on any Installment payment required pursuant to paragraph 5C when the same shall become due, either by the terms thereof or otherwise as herein provided;

                (ii) the Company defaults in the payment when due, either by the terms thereof or otherwise as herein provided, of any other amounts on any Senior Subordinated Notes or Interest Notes and such default shall continue unremedied for five or more days;

                (iii) the Company or any of its Subsidiaries (x) defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a Purchase Money Security Interest or any obligation under notes payable or drafts accepted representing extensions of credit) and such default shall continue beyond any applicable grace period or (y) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and in the case of (y) above, the effect of such default, failure or other event is to cause, or, with respect to any Indebtedness other than the Bank Debt Agreement, to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause an obligation of more than $100,000 to become due prior to any stated maturity;

                (iv) any representation or warranty made by the Company or Castle PC herein or in any writing furnished in connection with or pursuant to this Agreement or any other Related Agreement shall be false in any material respect on the date as of which made;

                (v) the Company or Castle PC defaults, or any Subsidiary thereof shall cause the Company to default, in the performance or observance of any of its agreements contained in paragraph 6D;

                (vi) the Company defaults, or any Subsidiary thereof shall cause the Company to default, in the performance or observance of any of its agreements contained in paragraph 7A;

                (vii) the Company or Castle PC defaults, or any Subsidiary thereof shall cause the Company to default, in the performance or observance of any of the agreements contained in Section 6 or 7 or in the performance or observance of any other agreement, term or condition contained herein or in the Related Documents and any such default shall not have been remedied within 20 days after such default shall first become known to any officer of the Company, Castle PC or such Subsidiary;

                (viii) the Company or any of its Subsidiaries makes an assignment for the benefit of creditors generally or is generally not paying its debts as such debts become due;

                (ix) any decree or order for relief in respect of the Company or any of its Subsidiaries is entered under any Bankruptcy Law of any jurisdiction;

                (x) the Company or any of its Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any of its Subsidiaries, of any substantial part of the assets of the Company or any of its Subsidiaries, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any of its Subsidiaries under the Bankruptcy Law of any other jurisdiction;

                (xi) any such petition or application is filed, or any such proceedings are commenced, against the Company or any of its Subsidiaries and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 45 days;

                (xii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing the dissolution of the Company and such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                (xiii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing a split-up of the Company or such Subsidiary which requires the divestiture of substantial assets of the Company and its Subsidiaries, taken as a whole, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                (xiv) a final judgment in an amount in excess of $50,000 is rendered against the Company or any of its Subsidiaries and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after expiration of any such stay, such judgment is not discharged;

                (xv) the Company or any of its Subsidiaries fails to meet its obligations under the minimum funding standard provided for in Section 412 of the Code for any plan year or in the case of a single employer-plan a waiver of such standard is sought or granted under Section 412(d) of the Code, or any Pension Plan subject to Title IV of ERISA is, has been or is likely to be terminated or the subject of termination proceedings under ERISA, or the Company or any Subsidiary or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of any Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, and there results from any such event or events a liability or a material risk of incurring a liability to the PBGC or any Pension Plan which, if incurred, would have a Material Adverse Effect, or the Company or any of its Subsidiaries has engaged in a prohibited transaction that would result in a liability, penalty or tax under ERISA or Section 4975 of the Code, as the case may be, which would have a Material Adverse Effect; or

                (xvi) the Management Agreement is terminated by the Company for cause or by New PC for any reason;

then (a) upon the occurrence of any Event of Default described in the foregoing clauses (vii), (viii), (ix), (x), (xi) or (xii), the unpaid principal amount of and accrued interest on the Senior Subordinated Notes outstanding shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (b) upon the occurrence and during the continuation of any other Event of Default, the holders of a majority of the aggregate unpaid principal amount of the Senior Subordinated Notes may, at their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Senior Subordinated Notes to be, and all of the Senior Subordinated Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon; PROVIDED, HOWEVER, that upon the occurrence and during the continuance of an Event of Default described in clause (i) or (ii) above with respect to any Senior Subordinated Note, the holder of such Senior Subordinated Note may, by written notice to the Company declare such Senior Subordinated Note to be, and the same shall forthwith become due and payable, together with the interest accrued thereon, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. If any holder of any Senior Subordinated Note shall exercise the option specified in the proviso to the preceding sentence, the Company will forthwith give written notice thereof to the holders of all other outstanding Senior Subordinated Notes and each such holder may (whether or not such notice is given or received), by written notice to the Company, declare the unpaid principal amount of all Senior Subordinated Notes held by it to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

                At any time after any declaration of acceleration is made as provided above, the holders of at least a majority of the aggregate unpaid principal amount of the Senior Subordinated Notes may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, PROVIDED, HOWEVER, that at the time any such declaration is annulled and rescinded:

                (i) no judgment or decree shall have been entered for the payment of any monies due pursuant to the Senior Subordinated Notes and the other Related Documents;

                (ii) all arrears of interest upon all the Senior Subordinated Notes and all other sums payable under the Senior Subordinated Notes and the other Related Documents (except any principal, interest or premium on the Senior Subordinated Notes which has become due and payable solely by reason of such declaration under this paragraph 9A) shall have been duly paid or waived;

                (iii) the Company shall not have paid any amounts which have become due solely by reason of such declaration; and

                (iv) each and every other Event of Default shall have been waived or otherwise made good or cured;

and PROVIDED, FURTHER, that no such rescission and annulment shall extend to or after any subsequent Default or Event of Default or impair any right consequent thereon.

                9B. OTHER REMEDIES. If any Event of Default shall occur and be continuing, the holder of any Security may proceed to protect and enforce its rights under this Agreement and such Security by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Investors or any other holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CASTLE PC. Each of Castle PC and the Company represents and warrants to each Investor that:

                10A. ORGANIZATION, QUALIFICATION AND AUTHORITY. The Company and each of its Subsidiaries is a corporation or professional corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company and each of its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. The Company has all requisite corporate power and authority to enter into each of the Related Documents, to issue and sell the Securities hereunder, and to issue the shares of Common Stock upon conversion of the Convertible Preferred Stock, and has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. Castle PC has all requisite corporate power and authority to enter into each of the Related Documents to which it is a party and has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. This Agreement constitutes, and each other agreement (including the Related Documents) or instrument (including the Securities) executed and delivered by the Company and Castle PC pursuant hereto or thereto or in connection herewith or therewith will constitute, legal, valid and binding obligations of the Company and Castle PC enforceable against the Company and Castle PC in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws or by the application of principles of equity.

                10B. FINANCIAL STATEMENTS. The Company has furnished the Investors with (a) the audited balance sheet of the Company and its Subsidiaries as of December 31, 1994, together with the related statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such period, (b) the unaudited balance sheet of the Company and its Subsidiaries as of September 30, 1995, together with the related unaudited statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries, for such nine-month period (the "INTERIM FINANCIALS"). Such financial statements (including any related schedules and notes) have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show all material liabilities, direct or contingent, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present, in all material respects, the financial condition of the Company for the periods indicated therein, except for normal audit adjustments in the case of the Interim Financials. There has been no material adverse change in the business, condition (financial or other), assets, properties, rights, operations or prospects of the Company and its Subsidiaries since December 31, 1994.

                10C. CAPITAL STOCK AND RELATED MATTERS. As of the Closing Date, and after giving effect to the transactions contemplated hereby and pursuant to the Related Documents, (i) the authorized capital stock of the Company will consist of a total of 20,000,000 shares as follows: (a) 18,755,263 shares of Common Stock, par value $.001 per share, of which 4,000,000 shares are issued and outstanding, the ownership and the consideration paid for such shares is as set forth on Schedule 10C and 1,244,737 shares of which are reserved for issuance upon conversion of the Convertible Preferred Stock and (b) 1,244,737 shares of Convertible Preferred Stock, par value $.001 per share, of which 1,244,737 shares are issued and outstanding; (ii) all issued and outstanding shares shall have been duly and validly issued, fully paid and non-assessable;
(iii) no shares of Common Stock or Convertible Preferred Stock will be owned or held by or for the account of the Company or any of its Subsidiaries; (iv) except as set forth on Schedule 10C, neither the Company nor any of its Subsidiaries will have outstanding any securities convertible into or exchangeable for any shares of capital stock or any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock; (v) except as set forth on Schedule 10C, neither the Company nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or warrants or options to purchase shares of its capital stock; (vi) except as set forth on Schedule 10C, neither the Company nor any of its Subsidiaries is a party to any agreement (other than this Agreement and the Securityholders Agreement) restricting the transfer of any shares of its capital stock; and (vii) neither the Company nor any of its Subsidiaries will have filed or be required to file, pursuant to Section 12 of the Exchange Act, a registration statement relating to any class of debt or equity securities as of the date hereof.

                10D. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which if adversely decided, could have a Material Adverse Effect.

                10E. OUTSTANDING DEBT; DEFAULTS. Neither the Company nor any of its Subsidiaries (i) has outstanding Indebtedness, except as permitted by paragraph 7B, and there exist no material defaults under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto,
(ii) is in default under its Articles of Incorporation (as amended to date) or By-laws, (iii) is in violation of or in default under or with respect to any indenture, mortgage, lease or any other contract or agreement to which it is a party or by which it or any of its property is bound or affected in any respect which could have a Material Adverse Effect, (iv) has any material debts, liabilities, obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever other than (A) liabilities appearing on the financial statements, (B) liabilities incurred in the ordinary course of business since September 30, 1995, (C) liabilities under contracts to which the Company is a party and which are listed on Schedule 10E hereto or which have an obligation thereunder of less than $10,000 and which were entered into in the ordinary course of business or (D) liabilities described on the other schedules hereto or
(v) is in material default with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, and there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a violation or default under any of the foregoing.

                10F. TITLE TO PROPERTIES. Each of the Company and its Subsidiaries has (i) marketable, sufficient and legal title to its real property (other than real properties which it leases from others), subject to no Lien of any kind except Liens permitted by paragraph 7C and (ii) good title to all of its other properties and assets (other than properties and assets which it leases from others), subject to no Lien of any kind except Liens permitted by paragraph 7C. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets and all such leases are valid and subsisting and in full force and effect.

                10G. TAXES. Each of the Company and its Subsidiaries has filed all Federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, or except such as any of the foregoing are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; and no tax lien has been filed and no claim is being asserted with respect to any tax or other similar charge.

                10H. CONFLICTING AGREEMENTS. Neither the execution or delivery of the Related Documents, nor the offering, issuance and sale of the Securities or the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to (i) the Articles of Incorporation or By-laws of the Company or any of its Subsidiaries, or (ii) any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Except as set forth on Schedule 10H, neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its Articles of Incorporation and By-laws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Senior Subordinated Notes, or contains dividend or redemption limitations on any capital stock of the Company or any of its Subsidiaries, except for the Related Documents.

                10I. OFFERING OF SECURITIES. The offer, sale and issuance of the Securities pursuant to this Agreement and the issuance of the Common Stock upon conversion of the Convertible Preferred Stock, do not require registration of such securities under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws (or if so required, has been so registered or qualified). The Company has not taken any action which would subject the issuance or sale of any of the Securities or the Common Shares to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                10J. BROKER'S OR FINDER'S COMMISSIONS. Except as set forth on
Schedule 10J and except for the payments due to The GulfStar Group, Inc. as set forth on Schedule 10J, no broker's or finder's fee or commission will be payable by the Company or any of its Subsidiaries with respect to the issuance and sale of the Securities or the transactions contemplated hereby or under the Related Documents.

                10K. REGULATION G, ETC. Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring, any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "MARGIN STOCK"). None of the proceeds resulting from the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither the Company nor any of its Subsidiaries nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Securities to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                10L. ENVIRONMENTAL MATTERS. (i) The Company and each of its Subsidiaries is in compliance with all licenses, permits and other authorizations required under all Environmental Laws, with the exceptions of instances that will not in the aggregate result in any Material Adverse Effect.

                (ii) Neither the Company nor any of its Subsidiaries has received written notice of any failure to comply with, nor has any such notice been issued that has not been fully satisfied so as to bring the subject property into full compliance with, all Environmental Laws.

                (iii) All licenses, permits or registrations (or any extensions thereof) required under any Environmental Law for the business of the Company or any of its Subsidiaries have been obtained and the Company, and its Subsidiaries, as the case may be, will be in compliance therewith, except in such instances as will not in the aggregate result in a Material Adverse Effect.

                (iv) Neither the Company nor any of its Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction or decree where such noncompliance, breach or default would materially and adversely affect the ability of the Company or any of its Subsidiaries to operate any real property owned or leased by them and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute such noncompliance, breach or default thereunder.

                (v) No Hazardous Substance has been Released (as such term is defined in CERCLA) (and no oral or written notification of such Release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property owned or leased by the Company or any of its Subsidiaries, or to be acquired or leased by the Company or any of its Subsidiaries, during the period of the Company's or any of its Subsidiaries' ownership or lease of such property, or to the knowledge of the Company at any time previous to such ownership or lease, under conditions that require remedial action under applicable Environmental Laws, no property now or previously owned or leased by the Company or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup. Neither the Company nor any of its Subsidiaries is aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that could result in a Material Adverse Effect.

                10M. ERISA. The Company and each of its Subsidiaries has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan and is in compliance in all material respects with the provisions of ERISA and the Code. Neither the Company nor any of its Subsidiaries has incurred any liability to the PBGC (other than annual premiums due to the PBGC) or a Pension Plan under Title IV of ERISA. The execution and delivery by the Company of this Agreement and the purchase and delivery of the Securities will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Company has delivered to the Investors a complete list and accurate description of each Pension Plan or other employee benefit plan covered by ERISA maintained or contributed to by the Company and each of its Subsidiaries.

                10N. POSSESSION OF FRANCHISES, LICENSES, ETC. The Company and each of its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary for the ownership, maintenance and operation of its properties and assets, except where the failure to be in such compliance would not have a Material Adverse Effect, and the Company and each of its Subsidiaries is not in violation of any thereof in any material respect.

                10O. PATENTS, ETC. The Company and each of its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, industrial designs, licenses and other rights, free from non-customary burdensome restrictions, which are necessary for the operation of its business substantially as presently conducted. No product, process, method, substance, part or other material presently sold by or employed by the Company in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, industrial design, license or other right owned by any other Person. No claim or litigation is pending or threatened against or affecting the Company or any of its Subsidiaries contesting their right to sell or use any such product, process, method, substance, part or other material which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, the Company or any of its Subsidiaries, or otherwise have a Material Adverse Effect.

                10P. HOLDING COMPANY AND INVESTMENT COMPANY STATUS. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                10Q. GOVERNMENTAL CONSENTS. Neither the nature of the Company or any of its Subsidiaries nor any of their businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Securities being purchased by the Investors hereunder is such as to require on behalf of the Company or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution, delivery and performance of this Agreement, the other Related Documents, the offer, issue, sale or delivery of the Securities being purchased hereunder, the issuance of the shares of Common Stock upon conversion of the Convertible Preferred Stock or fulfillment of or compliance with the terms and provisions hereof or the Securities being purchased hereunder, except for such filings or consents all of which have been heretofore made or obtained.

                10R. INSURANCE COVERAGE. The business and properties of the Company and each of its Subsidiaries are insured for the benefit of the Company and each of its Subsidiaries in amounts deemed adequate by the Company's management against risks usually insured against by Persons operating businesses similar to those of the Company and each of its Subsidiaries in the localities where such properties are located.

                10S. SUBSIDIARIES. The Subsidiaries set forth on Schedule 10S hereto are the only Subsidiaries of the Company. All the outstanding shares of stock of such Subsidiaries have been validly issued and are fully paid and non-assessable and are owned by the Company (or, in the case of Castle PC by Dr. Jack Castle) free and clear of any Lien or claim. Except as set forth in
Schedule 10S, no such Subsidiary has outstanding stock or securities convertible into or exchangeable or exercisable for any shares of capital stock, nor does it have outstanding any rights to subscribe for or to purchase, any options for the purchase of, any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any shares of capital stock or any securities convertible into or exchangeable or exercisable for any shares of capital stock.

                10T. DISCLOSURE. This Agreement and the other Related Documents (as supplemented pursuant to Schedule 10T), and the other documents, certificates and written statements furnished to the Investors by or on behalf of the Company in connection herewith or therewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

                10U. RELATED PARTY TRANSACTIONS. Except as described on Schedule 10U, no current or former stockholder, director, officer of the Company, nor any "Associate" (as defined in Rule 405 promulgated under the Securities Act) of any such Person, is presently, directly or indirectly through his affiliation with any other Person, a party to any transaction with the Company and any Subsidiary providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such Person. Except as described on Schedule 10U, in addition, there is no current relationship or transaction, or presently contemplated relationship or transaction, involving the Company and any Subsidiary which is described in Item 404 of Regulation S-K promulgated under the Securities Act (but for purposes of this representation not limited by any dollar amount).

                10V. REGISTRATION RIGHTS. Except as contemplated by the Registration Rights Agreement, no Person has the right to cause the Company or any of its Subsidiaries to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any of its Subsidiaries.

                10W. ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the Company nor any of its Subsidiaries is (i) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9193, as amended, of the President of the United States of America within the meaning of said Executive Orders, as amended, or of any regulation issued thereunder, or a "national" of any "designated foreign country" within the meaning of the Foreign Assets Control regulations, 31 CFR,
Part 500, as amended, or of the Cuban Assets Control Regulations, 31 CFR, Part 515, as amended, of the United States Treasury Department, or (ii) an "Iranian entity" or a "person subject to the jurisdiction of the United States" in which an "Iranian entity" has any "interest" within the meaning of the Iranian Assets Control Regulations, 31 CFR, Part 535, as amended.

                10X. AGREEMENTS WITH AFFILIATES. Except as set forth on Schedule 10X, neither the Company nor any of its Subsidiaries is a party to any contract or agreement with, or any other commitment to, an Affiliate of the Company or any of its Subsidiaries.

                10Y. CONVERTIBLE PREFERRED STOCK AND EQUITY OF THE COMPANY. As of the Closing Date, upon conversion of the Convertible Preferred Stock held by the Investors, the shares of Common Stock obtained through such exercise would represent in the aggregate the percentage of the Fully Diluted Outstanding Shares of the Company's Common Stock set forth on Schedule 10Y hereto.

                11. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants that it is acquiring the Securities to be purchased by it hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; PROVIDED, HOWEVER, that nothing herein contained shall prevent the Investors from selling or transferring any Securities in any transaction that, in the opinion of their special counsel, is exempt from the registration provisions of the Securities Act and applicable state securities laws; PROVIDED, FURTHER, that the Company shall be an addressee of such opinion. The fees and expenses of counsel in connection with any such opinion shall be borne by the Company. In addition, each Investor represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement and that this Agreement has been duly authorized, executed and delivered by a Person authorized to do so.

                12. DEFINITIONS. For the purpose of this Agreement, and in addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by accounting principles generally accepted in the United States of America.

                "ACCEPTABLE CONTROLLING PERSON" means (i) with respect to the Company, Jack Castle, Jr., Dr. Jack Castle, Loretta Castle, Castle Interests, Ltd. (a limited partnership comprised solely of the members of the immediate family of Dr. Jack Castle), or the members of the immediate family of any of such persons or a trust the beneficiaries of which are exclusively any of such persons or the immediate family of any of such persons, or the estate of any of such persons the executor or executors of which are exclusively any of such Persons; PROVIDED, that Acceptable Controlling Person" shall exclude Castle Interests, Ltd. if such entity is not beneficially owned exclusively by members of the immediate family of any of such persons, and (ii) with respect to New PC, any person designated by the Company pursuant to the PC Stock Option Agreement or any successor agreement.

                "AFFILIATE" shall mean, with respect to any Person, a Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The Investors shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries.

                "ACCOUNTS RECEIVABLE PURCHASE AGREEMENT" shall mean the Accounts Receivable Purchase Agreement, dated the date hereof, between the Company and New PC

                "BANK" shall mean NationsBank of Texas, N.A. or any other commercial banking institution or other asset based lender holding Bank Debt.

                "BANK DEBT" shall mean Indebtedness incurred by the Company pursuant to (i) the Bank Debt Agreement or any renewals, extensions, amendments or modifications thereof and (ii) any other agreement evidencing Indebtedness so long as such Indebtedness by its terms is (x) not subordinated to any other Indebtedness of the Company or any Subsidiary and (y) is secured by the assets of the Company and its Subsidiaries and the terms of which do not restrict, more than the Bank Debt Agreement does, the Company's ability to pay any and all amounts due under the Senior Subordinated Notes.

                "BANK DEBT AGREEMENT" shall mean the Credit Agreement, dated the date hereof, between the Company and NationsBank of Texas, N.A., as the same may be amended from time to time in accordance with its terms.

                "BANKRUPTCY LAW" shall mean any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect.

                "BUSINESS DAY" shall mean any day which is not a Saturday, Sunday or day on which banks are authorized by law to close in the State of New York.

                "CAPITALIZED LEASE OBLIGATIONS" shall mean all rental obligations which, under GAAP in effect on the day such obligation is incurred, are required to be capitalized on the books of the Company or any of its Subsidiaries, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

                "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 ET SEQ.) and any regulations promulgated thereunder.

                "CERTIFICATE OF INCORPORATION" shall have the meaning set forth in paragraph 1B.

                "CHANGE OF CONTROL" shall mean at any time,

                (a) the acquisition or holding by

                (i) any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date) other than an Acceptable Controlling Person or the Investors, or

                (ii) related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) other than related Acceptable Controlling Persons or Investors constituting such a group, of legal and/or beneficial ownership of more than twenty-five percent (25%) of the Common Stock of the Company or New PC outstanding at such time (excluding for such purpose persons who own shares through any employee benefit plan of the Company in connection therewith);

                (b) all or substantially all of the assets of the Company or Castle PC are sold or otherwise transferred, in a single transaction or in a series of related transactions, to any other Person;

                (c) any merger, consolidation or other similar transaction of, or in respect of, the Company or Castle PC which results in the failure by the owners of Common Stock (or, in the case of Castle PC, Common Stock of Castle PC) on the Closing Date to, directly or indirectly in the aggregate, maintain beneficial ownership and voting control of at least fifty percent (50%) of the outstanding Common Stock of the surviving entity in such merger, consolidation or similar transaction; or

                (d) any liquidation or dissolution of the Company, or action taken by the Board of Directors of the Company to authorize any such liquidation or dissolution.

                "CHANGE OF CONTROL EVENT" shall mean the earlier of the occurrence of a Change of Control or the Company acquiring knowledge of a pending Change of Control.

                "CHANGE OF CONTROL NOTICE" shall have the meaning set forth in paragraph 5B.

                "CLOSING" shall have the meaning specified in paragraph 2B.

                "CLOSING DATE" shall have the meaning specified in paragraph 2B.

                "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                "COMMISSION" shall mean the United States Securities and Exchange Commission.

                "COMMON STOCK" shall mean the shares of Common Stock, par value $.001 per share, of the Company.

                "COMPANY" shall have the meaning specified in the preamble.

                "CONSOLIDATED NET INCOME" shall mean with respect to the Company and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Company or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Company or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (of loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction, (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

                "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

                "CONVERTIBLE PREFERRED STOCK" shall have the meaning specified in paragraph 1B.

                "DEFAULT" shall mean any of the events specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any of these conditions, event or act has been satisfied.

                "DEFAULT NOTICE" shall have the meaning specified in paragraph 8B(1)(b).

                "DEFERRED COMPENSATION AGREEMENT" shall mean the Deferred Compensation Agreement, dated the date hereof, between the Company and New PC.

                "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization.

                "ENVIRONMENTAL LAWS" shall have the meaning specified in paragraph 6Q

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

                "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA immediately following the Closing.

                "EVENT OF DEFAULT" shall mean any of the events specified in
Section 9, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

                "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

                "EXCHANGE ACT REGISTRATION STATEMENT" shall have the meaning specified in paragraph 6L.

                "FAIR MARKET VALUE" shall have the meaning specified in paragraph 5E.

                "FULLY DILUTED OUTSTANDING SHARES" shall mean, when used with reference to Common Stock on any date of determination, all shares of Common Stock or any other capital stock of the Company Outstanding at such date and all shares of Common Stock or any other capital stock of the Company issuable in respect of the Convertible Preferred Stock issued pursuant to this Agreement and any other warrants, options or convertible securities.

                "FUNDED INDEBTEDNESS" shall mean at any date and with respect to any Person, all Indebtedness of such Person for borrowed money, any Capital Lease Obligations of such Person and any guaranty of such Person with respect to Funded Indebtedness of another person.

                "GAAP" shall mean generally accepted accounting principles consistently applied throughout the period or periods in question.

                "GOVERNMENTAL AUTHORITY" shall mean any governmental agency, authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign.

                "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

                "HAZARDOUS SUBSTANCES" shall have the meaning specified in paragraph 6Q.

                "INDEBTEDNESS" shall mean the principal of, the premium, if any, and interest on, and all other obligations and liabilities (as obligor, guarantor or otherwise) with respect to borrowed money and shall include, without limitation, Funded Indebtedness and/or Current Indebtedness, letters of credit and any obligation for the deferred purchase price of any property or services.

                "INDEMNITEE" shall have the meaning specified in paragraph 6Q.

                "INSTALLMENT" shall have the meaning specified in paragraph 5C.

                "INTERIM FINANCIALS" shall have the meaning set forth in paragraph 10B.

                "INVESTMENT" shall mean any stock, partnership or joint venture interest or other security, any loan, advance, contribution to capital, any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business), and any purchase or commitment or option to purchase stock or other securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof if the aggregate consideration for such purchase, commitment or option was in excess of $500,000, or in the aggregate together with all other such purchasers, commitments or options in excess of $500,000, and whether existing on the date of this Agreement or hereafter made.

                "INVESTOR PARTIES" shall have the meaning set forth in paragraph 6M.

                "INVESTORS" shall have the meaning set forth in the preamble.

                "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction.

                "LIQUID SECONDARY MARKET" shall mean the trading of shares of Common Stock on the NASDAQ, the American Stock Exchange, the New York Stock Exchange or any other national securities exchange and the value of such shares being traded on such exchange is at least $30,000,000.

                "MANAGEMENT AGREEMENT" shall mean the Management Services Agreement between New PC and the Company in the form of Exhibit E attached hereto.

                "MARGIN STOCK" shall have the meaning set forth in paragraph
10K.

                "MARKET PRICE" shall have the meaning set forth in paragraph 5F.

                "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, condition (financial or other), assets, properties, rights, operations or prospects of the Company and its Subsidiaries taken as a whole or (ii) any effect which could materially adversely affect the ability of the Company to perform its respective obligations under any of the Related Documents.

                "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations system.

                "OFFICER'S CERTIFICATE" of a Person shall mean a certificate of the President, one of the Vice Presidents or the Treasurer or Controller of such Person.

                "OPTION CLOSING" shall have the meaning set forth in paragraph
5B.

                "OUTSTANDING" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock.

                "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor entity thereto.

                "PC STOCK OPTION AGREEMENT" shall mean the Stock Option Agreement between Jack H. Castle, D.D.S. and the Company dated the date hereof, relating to the shares of capital stock of New PC.

                "PENSION PLAN" shall mean any single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or contributed to (or previously maintained or contributed to during the five calendar years preceding the Closing) for employees of the Company, any of its Subsidiaries or any ERISA Affiliates.

                "PERMITTED INVESTMENTS" shall mean (i) direct obligations of the United States, or obligations guaranteed as to principal and interest by the United States government, (ii) bankers' acceptances and certificates of deposit issued by any bank or any other bank or trust company or, in the case of any subsidiary bank of a bank holding company, a bank holding company, having capital, surplus and undivided profits of at least $500,000,000, the short-term deposits of which are given an A1 or P1 rating by Standard & Poor's Rating Group or Moody's Investors Service, Inc., as applicable, (iii) obligations of any bank or trust company or bank holding company described in clause (ii) above, in respect of the repurchase of obligations of the type described in clause (i) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, and any such bank's trust company or bank holding company, (iv) commercial paper given a rating of A1 or P1 by Standard & Poor's Corporation or Moody's Investors Service, Inc., as applicable and (v) money market funds organized under the laws of the United States or any state thereof that invest substantially all of their assets in any of the types of investments described in clauses (i), (ii), (iii) or (iv); PROVIDED, HOWEVER, that no such investment shall have a maturity longer than 270 days from the date of acquisition by the Company or any Subsidiary.

                "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                "PREMIUM AMOUNT" shall mean $2,250,000.

                "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                "PUBLIC OFFERING" shall mean the closing of a public offering of securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

                "PURCHASE MONEY DEBT" shall mean debt of the Company and any Subsidiary incurred to finance an acquisition of assets which is secured by a Purchase Money Security Interest.

                "PURCHASE MONEY SECURITY INTEREST" shall mean a purchase money security interest within the meaning of Section 9-107 of the New York Uniform Commercial Code, as in effect on the date hereof.

                "PUT NOTICE" shall have the meaning specified in paragraph 5D.

                "PUT OPTION CLOSING" shall have the meaning specified in paragraph 5D.

                "PUT RIGHT" shall have the meaning specified in paragraph 5C.

                "QUALIFYING PUBLIC OFFERING" shall mean the sale by one or more Persons in an underwritten or a best efforts agented public offering registered under the Securities Act of any securities of the Company (or its successor) or any of its Subsidiaries which results, together with all prior sales of securities of the Company (or its successor) or any of its Subsidiaries in such public offerings, in aggregate gross proceeds from such sales (before underwriters' discounts and selling commissions) greater than or equal to $25,000,000.

                "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement between the Company and the Investors in the form of Exhibit F attached hereto.

                "RELATED DOCUMENTS" shall mean this Agreement, the Senior Subordinated Notes, the Securityholders Agreement, the Registration Rights Agreement, the Stock Purchase Agreement, the Accounts Receivable Purchase Agreement, the Management Agreement, the PC Stock Option Agreement, the Deferred Compensation Agreement and the Certificate of Incorporation.

                "RELATED PROFESSIONAL SERVICES ENTITY" means any professional corporation, professional association or another Person authorized by applicable law to provide professional dental services with whom the Company or any Subsidiary enters into a management or other similar agreement pursuant to which the Company or such Subsidiary provides management, administrative and business services substantially similar to those provided in the Management Agreement.

                "RELEASED" shall have the meaning set forth in paragraph 10L.

                "REPAYMENT DATE" shall have the meaning set forth in paragraph
4C.

                "REPORTABLE EVENT" shall mean an event described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

                "RESTRICTED PAYMENT" by any Person shall mean (i) any dividend or other distribution on any shares of the capital stock (other than dividends or distributions payable solely in shares of such capital stock) of such Person, and (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of such Person (other than (x) with respect to the Company, the purchase, redemption, retirement or acquisition of shares of capital stock which remain unvested pursuant to the Company's stock or option plans or (y) as contemplated by paragraph 6B hereof) or (b) any option, warrant, convertible or exchangeable security (except the Convertible Preferred Stock) or other right to acquire shares of the capital stock of such Person.

                "SECURITIES" shall mean "securities" as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

                "SECURITIES" shall have the meaning set forth in paragraph 1B.

                "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

                "SECURITYHOLDERS AGREEMENT" shall mean the Securityholders Agreement between the Company, certain shareholders thereof and the Investors in the form of Exhibit G hereto.

                "SENIOR DEBT" shall mean all obligations (whether now outstanding or hereafter incurred) for the payment of which the Company or any Subsidiary thereof is responsible or liable as obligor, guarantor or otherwise in respect of the principal, premium (if any), and unpaid interest on and all other amounts due with respect to (i) Bank Debt and (ii) all renewals, extensions and refinancings of any such Indebtedness; PROVIDED, HOWEVER, that the following shall not constitute Senior Debt: (a) Indebtedness evidenced by the Senior Subordinated Notes or any extension or refunding thereof, (b) Indebtedness which is expressly made equal in right of payment with the Senior Subordinated Notes or subordinate and subject in right of payment to the Senior Subordinated Notes or (c) Indebtedness which purports to be senior to subordinated debt, including the Senior Subordinated Notes, but subordinate to the Indebtedness described in the first sentence hereof.

                "SENIOR DEBT AGREEMENT" shall mean any agreement evidencing Senior Debt.

                "SENIOR FUNDED INDEBTEDNESS" shall mean all Funded Indebtedness except the Indebtedness under this Agreement and the Senior Suboridnated Notes.

                "SENIOR SUBORDINATED NOTES" shall have the meaning specified in paragraph 1A.

                "STOCK PURCHASE" shall mean that certain acquisition of all capital stock of Old PC by the Company pursuant to the Stock Purchase Agreement.

                "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated the date hereof, between the Company and Jack H. Castle, D.D.S, Inc.

                "SUBORDINATED DEBT" shall have the meaning specified in paragraph 8A.

                "SUBSIDIARY" as to any Person shall mean a corporation or other entity of which shares or similar stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or entity are at the time owned, directly or indirectly, through one or more intermediaries, by such Person. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Castle PC, any Subsidiaries of the Company and any Related Professional Services Entity.

                "UCC" shall mean the Uniform Commercial Code as adopted in the State of New York.

                "WHOLLY OWNED" shall mean with respect to any designated Person that all of the shares or similar stock having ordinary voting power to elect the board of directors and Indebtedness in respect of borrowing of such Person is owned by the specified Person or by one or more wholly owned subsidiaries of such specified Person, or both.

                13.     MISCELLANEOUS.

                13A. HOME OFFICE PAYMENT. The Company agrees that, so long as the Investors shall hold any Senior Subordinated Note, it will make payments of principal of and interest on such Senior Subordinated Notes not later than 12:00 noon, New York time, on the date such payment is due, by transfer of immediately available funds for credit to the Investors. Such payments shall be made to the account of the Investors specified on the attachments to the signature pages hereto or such other account in the United States as the Investors may designate in writing, notwithstanding any contrary provision contained herein or in the Senior Subordinated Notes or in the Articles of Incorporation of the Company with respect to the place of payment. Dividends on the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be paid to the holders thereof at the registered address of such holders as shown on the records of the Company. The Company agrees to afford the benefits of this paragraph 13A to any Person which is the registered transferee of any Security, and which, in the case of the transferee of any Senior Subordinated Note, has made the same agreement relating to such Senior Subordinated Note as the Investors have made in this paragraph 13A.

                13B. INDEMNIFICATION. The Company and Castle PC, jointly and severally, agree, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Indemnitees harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions and other agreements and instruments contemplated by this Agreement, including all taxes, together in each case with interest and penalties, if any, and any income tax payable by the Indemnitees in respect of any reimbursement of amounts payable pursuant to this paragraph 13B (but not if such income tax is payable by an Indemnitee solely because it has deducted from income the expenses so reimbursed to it), which may be payable in respect of the execution and delivery of this Agreement including reasonable fees and expenses of counsel incurred in connection with the preparation and negotiation of this Agreement, any other agreement or instrument to be executed and delivered in connection with this Agreement, any subsequent modification hereof or thereof or consent hereunder or thereunder (regardless of whether any such modifications or consent becomes effective) or the execution, delivery or acquisition of Senior Subordinated Note or capital stock issued under or pursuant to this Agreement, printing, reproduction and similar costs, and the reasonable cost and expenses, including reasonable attorneys' fees, incurred by any Indemnitee in enforcing any of its rights hereunder or thereunder, including without limitation reasonable costs and expenses incurred in any bankruptcy case (including reasonable fees and expenses of the Indemnitee's counsel in connection with such bankruptcy case). The Company and Castle PC, jointly and severally, agree to indemnify the Indemnitees and hold them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Indemnitees' counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees be designated a party thereto) which may be incurred by the Indemnitees, relating to or arising out of this Agreement or the Securities or any actual or proposed use of the proceeds of the sale of Securities hereunder, provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The obligations of the Company and Castle PC under this paragraph 13B shall survive the transfer of any Security or shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and the payment of any Senior Subordinated Note. The indemnification required by this paragraph 13B shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liabilities are incurred.

                13C. CONSENT TO AMENDMENTS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, or take action which by the express terms of this Agreement requires the consent of the Investors, only if the Company shall have obtained the prior written consent to such amendment, action or omission to act after the Closing Date of the holders of a majority of the aggregate unpaid principal amount of the Senior Subordinated Notes and each holder of any Security at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 13C, whether or not such Security shall have been marked to indicate such consent, but any Security issued thereafter shall contain a reference or bear a notation referring to any such consent; PROVIDED, HOWEVER, that notwithstanding anything in this paragraph 13C to the contrary, without the prior written consent of the holder or holders of all Senior Subordinated Notes at the time outstanding, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Senior Subordinated Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Senior Subordinated Note, or affect the time, amount or allocation of any required or optional prepayments, or reduce the proportion of the principal amount of the Senior Subordinated Notes required with respect to any consent, amendment or waiver, or affect the provisions of Section 8 or amend the provisions of this paragraph 13C; and, PROVIDED FURTHER, HOWEVER, that notwithstanding anything in this paragraph 13C to the contrary, without the prior written consent of the Bank, no amendment or waiver shall be permitted with respect to the provisions of Section 8 of this Agreement. The Company shall promptly send copies of any amendment, waiver or consent (and any request for any such amendment, waiver or consent) relating to this Agreement or the Securities to each holder of the Securities and shall consult with such holders in connection with each such amendment, consent and waiver. No course of dealing between the Company or any Subsidiary and the holder of any Security nor any delay in exercising any rights hereunder or under any Security shall operate as a waiver of any rights of any holder of such Security. As used herein and in the Securities, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented. Any amendments to this Agreement shall also require the consent of the Company.

                13D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF SENIOR SUBORDINATED NOTES; LOST SENIOR SUBORDINATED NOTES. The Senior Subordinated Notes are issuable as registered notes transferable by endorsement and delivery, each without coupons in denominations of $1,000 and any larger integral multiple of $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Senior Subordinated Notes. Upon surrender for registration of transfer of any registered Senior Subordinated Note at such office, the Company shall, at its expense, execute and deliver one or more replacing Senior Subordinated Notes of like tenor and of a like aggregate principal amount which replacing Senior Subordinated Notes shall be registered Senior Subordinated Notes. At the option of the holder of any Senior Subordinated Note such Senior Subordinated Notes may be exchanged, for other Senior Subordinated Notes of any authorized denominations, of a like tenor and of a like aggregate principal amount, upon surrender of the Senior Subordinated Note to be exchanged at the office of the Company. Whenever any Senior Subordinated Notes are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Senior Subordinated Notes which the holder thereof making the exchange is entitled to receive. Every Senior Subordinated Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Senior Subordinated Note, or his attorney duly authorized in writing. Any Senior Subordinated Notes issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Senior Subordinated Notes so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Investors or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Senior Subordinated Note held by the Investors and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Senior Subordinated Note, the Company will make and deliver a replacement Senior Subordinated Note of like tenor, in lieu of such lost, stolen, destroyed or mutilated Senior Subordinated Note.

                13E. PROVISIONS APPLICABLE IF ANY OF THE SECURITIES ARE SOLD. The parties acknowledge that, subject to compliance with applicable securities laws, the Investors shall be free to transfer the Securities without restriction; PROVIDED, HOWEVER, that (i) the Investors shall not transfer the Securities to any direct competitor of the Company and (ii) any transferee must agree to the restriction on sales to direct competitors set forth in clause (i) of this paragraph 13E. In the event that the Investors should sell or otherwise transfer any of the Securities or any part thereof to any Person other than the Company, if any Security shall have been transferred to another holder and such holder shall have designated in writing the address to which communications with respect to Security shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the Investors by any provision hereof by reason of the holding of the transferred Security shall also be delivered to such holder at such address.

                13F. RESTRICTIVE LEGENDS. Each Senior Subordinated Note shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:

                "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and the securities may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and such laws and the respective rules and regulations thereunder."

                In addition, the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall bear at the time of issuance a legend in substantially the form set forth above and any legend required by the state securities or "Blue Sky" laws of any state in which a registered holder thereof is resident, unless such shares have been registered under the Securities Act.

                13G. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Security is registered as the owner and holder of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and the Company shall not be affected by notice to the contrary.

                13H. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Investors or on their behalf.

                13I. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors, transferees and assigns of the parties hereto whether so expressed or not and for greater certainty, a purchaser of Convertible Preferred Stock from any holder of Convertible Preferred Stock will be entitled to the benefits of this Agreement and the Company shall be deemed to have received express notice in writing of any such assignment by a request for registration of the Convertible Preferred Stock in the name of a subsequent purchaser.

                13J. NOTICES. All communications provided for hereunder shall be sent by first class mail, overnight courier or by fax with hard copy by first class mail or overnight courier and, if to the Investors, addressed to the Investors in the manner (except as otherwise provided in paragraph 13A with respect to payments of principal of (and premium, if any) and interest on the Senior Subordinated Notes) in which its address appears on the signature page hereof, with a copy to William J. Grant, Jr., Esq., at Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677, telecopy number (212) 821-8111, if to the Company, addressed to it at Castle Dental Centers, Inc., 1360 Post Oak Blvd., Suite 1300, Houston, Texas 77056, or to such other address with respect to any party as such party shall notify the other in writing, and (unless otherwise specified herein) shall be deemed received 24 hours after it is sent if sent via facsimile (with receipt confirmed) or overnight courier; PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of the Investors, be either delivered to the Company at its address set forth above or to any executive officer of the Company.

                13K. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                13L. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF. THIS AGREEMENT IS EFFECTIVE ONLY WHEN DELIVERED AND ENTERED INTO BY THE INVESTORS IN NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN PARAGRAPH 13J, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INVESTORS OR ANY HOLDER OF A SECURITY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                13M. DELAY FEES. If the Closing shall not actually occur on any date on which the Closing is scheduled to occur, and the Company shall have failed to notify each Investor prior to 10:00 A.M. local time, in the place in which an Investor is located, on the day prior to such scheduled Closing that such Closing has been postponed, the Company shall pay to each Investor (as compensation for such Investor's loss of fund and administrative costs) an amount equal to interest on the purchase price for the Securities to have been purchased by each such Investor on such scheduled date at such Closing, at the rate per annum on the Senior Subordinated Notes as if the Senior Subordinated Notes had been issued on the scheduled date of Closing, for each day from and including such scheduled date of Closing to but not including the earlier of the date on which such Closing actually occurs or the date on which the amount to be paid by each such Investor as said purchase price is available to such Investor for reinvestment, but in any case not less than one day's interest; PROVIDED, HOWEVER, that the Company shall not owe any Investor any amount under this paragraph 13M if the Company has fulfilled all of its obligations under this Agreement and such Investor is not willing or able to fulfill its obligations on the scheduled date of Closing.

                13N. REMEDIES. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or any holder of Securities, the Company, or any holder of Securities (or any of them), as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Without limitation of the foregoing, the Company agrees that failure to comply with any of the covenants including, without limitation, those included in paragraphs 6A, 6B, 6C, 6F, 6L, 6M 6N, 6O and 6Q and those in respect of the Senior Subordinated Notes will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Company, or an Investor acting pursuant to this paragraph 13N, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with paragraph 13B.

                13O. ENTIRE AGREEMENT. This Agreement, the other Related Documents and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                13P. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13Q. AMENDMENTS. This Agreement may not be changed orally, but (subject to the provisions of paragraph 13C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                13R. PAYMENT DATE. Notwithstanding any provision of this Agreement to the contrary, any payment on account of principal of (and premium, if any) or interest on any Senior Subordinated Note which is due on a date which is not a Business Day shall be paid on the next succeeding Business Day, and the amount of interest included in any such payment shall be computed to the date on which such payment is actually made.

                13S. WAIVER OF TRIAL BY JURY. THE COMPANY AND CASTLE PC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF ANY INVESTOR AS THE CASE MAY BE, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                13T. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                                CASTLE DENTAL CENTERS, INC.



                                                By:
                                                   Name:
                                                   Title:


                                                JHCDDS, INC.



                                                By:
                                                   Name:
                                                   Title:


                                                JACK H. CASTLE, D.D.S., P.C.



                                                By:
                                                   Name:
                                                   Title:

INVESTORS:

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ICI AMERICAN HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:  Pecks Management Partners Ltd.,
     Its Investment Adviser


By:                             Principal Amount of Senior
   Robert J. Cresci             Subordinated Notes: $1,450,000
   Managing Director            240,649 shares of Convertible
                                Preferred Stock

Tax ID Number: 043-171-204

Nominee:  NORTHMAN & CO.


Bank:  State Street Bank & Trust Company
           One Enterprise Drive
                Solomon Willard Building, 4A
           North Quincy, MA  02171

ABA Routing Number:      0110-00028

Account Number:  I510 DDA 34758649
                           for Master Trust/State Street
                           Boston, MA  02101
                           BNF: ICI Americas

Physical Delivery
Via Federal Express:    State Street Bank & Trust Company
        225 Franklin Street
        Incoming Securities, Courthouse
        Level
        Boston, MA  02101
        Attn: David Kay
        Account Name: ICI Americas
        Acct.# I510

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ZENECA HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:  Pecks Management Partners Ltd.,
     Its Investment Adviser


By:     _______________________
        Robert J. Cresci                  Principal Amount of Senior
        Managing Director                 Subordinated Notes: $1,000,000
                                                  165,965 shares of Convertible
                                                  Preferred Stock

Tax ID Number: 042-809861


Nominee:  FUELSHIP & COMPANY

Bank:  State Street Bank & Trust Company
           One Enterprise Drive
           Solomon Willard Building, 4A
           North Quincy, MA  02171

ABA Routing Number:  0110-00028

Account Number:  JG10 DDA 34758508
                           for Master Trust/State Street
                           Boston, MA  02101
                           BNF: Zeneca Holdings

Physical Delivery
Via Federal Express:    State Street Bank & Trust Company
        225 Franklin Street
        Incoming Securities, Courthouse
        Level
        Boston, MA  02101
        Attn: David Kay
        Account Name: Zeneca Holdings
        Acct.# JG10

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DELAWARE STATE EMPLOYEES'
        RETIREMENT FUND

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:  Pecks Management Partners Ltd.,
     Its Investment Adviser


By:     _______________________
        Robert J. Cresci                      Principal Amount of Senior
        Managing Director                     Subordinated Notes: $5,050,000
                                              838,123 shares of Convertible
                                              Preferred Stock

Tax ID Number: 516-00-0279


Nominee:  NAP & COMPANY

Bank:  Mercantile Safe Deposit & Trust Company
           2 Hopkins Plaza
           Baltimore, MD  21201
           Attn:  Isabelle Corbett

ABA Routing Number:  052-000618

Account Number:  214380-8 for State of Delaware account.

Physical Delivery:      Chemical Bank
        A/C State Street Bank and Trust
          Company
        4 New York Plaza
        Ground Floor/Receive Window
        New York, New York
        Account: Mercantile - Safe
          Deposit & Trust
        Acct.# QJ25

                                   EXHIBIT A

             [Form of Senior Subordinated Notes and Interest Notes]


                                   EXHIBIT B

                             [Form of PC Guarantee]


                                   EXHIBIT C

                     [Form of Certificate of Incorporation]


                                  EXHIBIT D-1

            [Form of Opinion of Counsel to the Company and Castle PC


                                  EXHIBIT D-2

       [Form of Opinion of Special Counsel to the Company and Castle PC]


                                  EXHIBIT D-3

                         [Form of Risk Analysis Letter]


                                   EXHIBIT E

                         [Form of Management Agreement]


                                   EXHIBIT F

                    [Form of Registration Rights Agreement]


                                   EXHIBIT G

                      [Form of Securityholders Agreement]


                                   SCHEDULE 3B

                         REPRESENTATIONS AND WARRANTIES


                                  SCHEDULE 6B

                                USE OF PROCEEDS


                                  SCHEDULE 7P

                              COMPENSATION SCHEDULE


                                  SCHEDULE 10C

                                 CAPITAL STOCK
                                      AND
                               CONSIDERATION PAID

                            RESTRICTIONS ON TRANSFER
                                OF CAPITAL STOC


                                  SCHEDULE 10E

                               OUTSTANDING DEBTS


                                  SCHEDULE 10H

                             CONFLICTING AGREEMENTS


                                  SCHEDULE 10J

                         BROKERS OR FINDERS COMMISSION


                                  SCHEDULE 10S

                                  SUBSIDIARIES


                                  SCHEDULE 10T

                                   DISCLOSURE


                                  SCHEDULE 10U

                           RELATED PARTY TRANSACTIONS


                                  SCHEDULE 10X

                           AGREEMENTS WITH AFFILIATES


                                  SCHEDULE 10Y

             CONVERTIBLE PREFERRED STOCK AND EQUITY OF THE COMPANY

                                       22%